Exhibit 10.30

COMMON STOCK PURCHASE AGREEMENT

Dated as of August 23, 2022

by and among

LMF ACQUISITION OPPORTUNITIES, INC.

SEASTAR MEDICAL, INC.

and

TUMIM STONE CAPITAL LLC

i

Annex I. Definitions

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT is made and entered into as of August 23, 2022 (as it may be amended at or prior to the Closing hereunder, this “Agreement”), by and among Tumim Stone Capital LLC, a Delaware limited liability company (the “Investor”), LMF Acquisition Opportunities, Inc., a Delaware blank check company established for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses (“LMFAO”), and SeaStar Medical, Inc., a Delaware corporation (“SeaStar Medical”).

RECITALS

WHEREAS, on April 21, 2022, LMFAO, LMF Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of LMFAO (“Merger Sub”), and SeaStar Medical entered into that certain Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into SeaStar Medical (the “Merger”), with SeaStar Medical surviving the Merger as a wholly owned subsidiary of LMFAO (the Merger and each of the other transactions to be completed as a part of or at the same time as the Merger pursuant to the Merger Agreement, collectively, are referred to herein as the “Business Combination”);

WHEREAS, upon the closing of the Business Combination (the “Business Combination Closing”), among other things, (i) LMFAO will change its name to “SeaStar Medical Holding Corporation” and, therefore, all references in this Agreement to the “Company” shall mean “SeaStar Medical Holding Corporation, a Delaware corporation” from and after the Business Combination Closing, (ii) the Company shall be subject to the reporting requirements of the Exchange Act under Section 13(a) or Section 15(d) of the Exchange Act, (iii) the Common Stock shall be registered under the Exchange Act pursuant to Section 12(b) of the Exchange Act, (iv) the Common Stock shall be listed and traded on the Trading Market under the symbol “ICU”, and (v) the Common Stock may be issued by the Company and transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian delivery system;

WHEREAS, each of LMFAO, SeaStar Medical and the Investor desire to enter into this Agreement on the date hereof and prior to the Business Combination Closing, with the effectiveness of this Agreement (other than the obligation of SeaStar Medical to pay the Investor Expense Reimbursement to the Investor, which is effective as of the date of this Agreement, and the obligation of the Company to pay the Commitment Fee to the Investor, which is effective as of the date of this Agreement provided that the Business Combination Closing occurs at any time) delayed until the Business Combination Closing shall have occurred pursuant to the Business Combination Agreement and the Closing under this Agreement, as it may be amended at or prior to the Closing, shall have occurred on the Closing Date as set forth in Section 2.2 and subject to the satisfaction of the conditions set forth in Section 7.1 of this Agreement (which Closing shall not occur prior to 5:00 p.m., New York City time, on the second (2nd) Trading Day immediately following the date of the Business Combination Closing), it being acknowledged and agreed by each of LMFAO, SeaStar Medical and the Investor that, other than the obligation of SeaStar Medical to pay the Investor Expense Reimbursement, which is effective as of the date of this Agreement, and the obligation of the Company to pay the Commitment Fee to the Investor, which is effective as of the date of this Agreement provided that the Business Combination Closing occurs at any time, this Agreement shall be of no force or effect prior to the Closing on the Closing Date (and as it may be amended at or prior to the Closing);

WHEREAS, following the Business Combination Closing and the Closing hereunder, the Company may, from time to time from and after the Commencement on the Commencement Date and during the Investment Period hereunder, at its election in its sole discretion, issue and sell to the Investor up to the lesser of (i) $100,000,000 in aggregate gross purchase price of newly issued Common Stock and (ii) the Exchange Cap (to the extent applicable under Section 3.3 hereof), upon the terms and subject to the satisfaction of the conditions set forth in this Agreement;

WHEREAS, the offer and sale of Common Stock by the Company to the Investor pursuant to this Agreement will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and/or Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Common Stock to the Investor to be made hereunder;

WHEREAS, each of LMFAO, SeaStar Medical and the Investor are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), which shall become effective concurrently with the effectiveness of this Agreement (as it may be amended at or prior to the Closing) at the Closing on the Closing Date (it being acknowledged and agreed by each of LMFAO, SeaStar Medical and the Investor that the Registration Rights Agreement shall be of no force or effect prior to the Closing on the Closing Date), and pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, (i) if the Closing under this Agreement shall have occurred on the Closing Date as set forth in Section 2.2, the Company shall cause its transfer agent to issue to the Investor the Commitment Shares, pursuant to and in accordance with Section 10.1(ii), or (ii) if this Agreement is terminated by any party hereto under Section 8.2 at any time prior to the Closing under this Agreement, the Company shall pay to the Investor the Commitment Fee, pursuant to and in accordance with Section 10.1(ii), provided that the Business Combination Closing occurs pursuant to the Business Combination Agreement at any time before or after such termination.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1. Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, from and after the Commencement on the Commencement Date and during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to the lesser of (i) $100,000,000 (the “Total Commitment”) in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock and (ii) the Exchange Cap, to the extent applicable under Section 3.3 (such lesser amount of shares of Common Stock, the “Aggregate Limit”), by the delivery to the Investor of VWAP Purchase Notices as provided in Article III.

Section 2.2. Closing; Closing Date. Other than the obligation of SeaStar Medical to pay the Investor Expense Reimbursement, which is effective as of August 23, 2022, and the obligation of the Company to pay the Commitment Fee to the Investor, which is effective as of August 23, 2022, provided that the Business Combination Closing occurs at any time thereafter, this Agreement, as it may be amended hereunder, shall become effective (the “Closing”) upon the delivery of all documents, instruments and writings required to be delivered at the Closing as provided in Section 7.1(v) to the offices of Dorsey & Whitney LLP, 51 West 52nd Street, New York, NY 10019-6119, at [•] [a.m./p.m.]1, New York City time (such date of Closing, the “Closing Date”); provided, however, that the Closing shall not occur prior to 5:00 p.m., New York City time, on the second (2nd) Trading Day immediately following the date on which the Business Combination Closing shall have occurred. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement (as it may be amended at or prior to the Closing), during the Investment Period, the Company, at its sole option and discretion, may issue and sell to the Investor, and, if the Company elects to so issue and sell, the Investor shall purchase from the Company, the Shares in respect of each VWAP Purchase.

Section 2.3. Initial Public Announcements and Required Filings. Not later than the Trading Day immediately following the Closing Date, the Company shall file with the Commission a current report on Form 8-K disclosing the execution of this Agreement, as it may be amended at or prior to the Closing, and the Registration Rights Agreement by the parties hereto and describing the material terms thereof, and attaching as exhibits thereto copies of each of this Agreement (and any amendments hereto at or prior to the Closing) and the Registration Rights Agreement and, if applicable, any press release issued by the Company disclosing the execution of this Agreement (and any amendments hereto at or prior to the Closing) and the Registration Rights Agreement by the Company (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the Commission and shall give due consideration to all such comments. From and after the filing of the Current Report with the Commission, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents), if any, by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if

[1]	To be inserted by amendment to this agreement on the Closing Date.

any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement and the Registration Rights Agreement are publicly disclosed by the Company as described in this Section 2.3 (or such earlier time as the transactions contemplated by this Agreement and the Registration Rights Agreement are otherwise publicly disclosed in any report, statement, schedule or other document filed by LMFAO, SeaStar Medical or the Company with the Commission, or in any press release issued by LMFAO, SeaStar Medical or the Company prior to the filing of the Current Report by the Company as described in this Section 2.3), the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions contemplated thereby), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). Not later than fifteen (15) calendar days following the Closing Date, the Company shall file, to the extent required, a Form D with respect to the issuance and sale of the Securities in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing. The Company shall use its commercially reasonable efforts to prepare and, as soon as practicable, but in no event later than the applicable Filing Deadline, file with the Commission the Initial Registration Statement and any New Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. At or before 5:30 p.m. (New York City time) on the Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto).

ARTICLE III

PURCHASE TERMS

Effective at the Closing on the Closing Date (which shall not occur prior to 5:00 p.m., New York City time, on the second (2nd) Trading Day immediately following the date on which the Business Combination Closing shall have occurred), and subject to the satisfaction of each of the conditions set forth in Article VII, the parties agree as follows:

Section 3.1. VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3 and in this Section 3.1, the Company shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a VWAP Purchase Notice on a VWAP Purchase Exercise Date to purchase the VWAP Purchase Share Amount set forth by the Company therein, not to exceed the applicable VWAP Purchase Maximum Amount, at the VWAP Purchase Price therefor (as confirmed in the applicable VWAP Purchase Confirmation) in accordance with this Agreement (each such purchase, a “VWAP Purchase”). The Company may deliver a VWAP Purchase Notice to the Investor on any Trading Day selected by the Company as the VWAP Purchase Exercise Date for a VWAP Purchase, provided that (i) the Company may not deliver more than one VWAP Purchase Notice to the Investor on any single Trading Day, (ii) at least three (3) Trading Days has elapsed since the

Trading Day on which most recent prior VWAP Purchase Notice was delivered by the Company to the Investor pursuant to and in accordance with this Agreement and (iii) all Shares subject to all prior VWAP Purchase Notices for VWAP Purchases that have been properly delivered by the Company to the Investor under this Agreement (as applicable) have theretofore been received by the Investor or its Broker-Dealer as DWAC Shares, prior to the Company’s delivery of such VWAP Purchase Notice to the Investor on such VWAP Purchase Exercise Date. The Investor is obligated to accept each VWAP Purchase Notice prepared and timely delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any VWAP Purchase Notice directing the Investor to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount that the Company is then permitted to include in such VWAP Purchase Notice, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount pursuant to such VWAP Purchase Notice. At or prior to 9:30 a.m., New York City time, on the Trading Day immediately following the VWAP Purchase Valuation Period for each VWAP Purchase (each, a “VWAP Purchase Settlement Date”), the Investor shall provide to the Company a written confirmation for such VWAP Purchase setting forth the applicable VWAP Purchase Share Amount and the applicable VWAP Purchase Price (both on a per Share basis and the total aggregate VWAP Purchase Price to be paid by the Investor for such applicable VWAP Purchase Share Amount) with respect to such VWAP Purchase (each, a “VWAP Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any VWAP Purchase Notices to the Investor during the PEA Period or during any Allowable Grace Period.

Section 3.2. Settlement. The Shares constituting the applicable VWAP Purchase Share Amount to be purchased by the Investor in a VWAP Purchase shall be delivered to the Investor as DWAC Shares not later than 1:00 p.m., New York City time, on the VWAP Purchase Settlement Date. For each VWAP Purchase, the Investor shall pay to the Company an amount in cash equal to the product of (i) the total number of Shares purchased by the Investor in such VWAP Purchase (as confirmed in the applicable VWAP Purchase Confirmation) and (ii) the VWAP Purchase Price for such Shares (as confirmed in the applicable VWAP Purchase Confirmation), as full payment for such Shares, via wire transfer of immediately available funds not later than 5:00 p.m., New York City time, on the VWAP Purchase Settlement Date for such VWAP Purchase, provided the Investor shall have timely received, as DWAC Shares, all of such Shares purchased by the Investor in such VWAP Purchase on such VWAP Purchase Settlement Date in accordance with the first sentence of this Section 3.2, it being hereby acknowledged and agreed that if any of such Shares are received by the Investor after 1:00 p.m., New York City time, on the applicable VWAP Purchase Settlement Date, then the Company’s receipt of the funds representing the VWAP Purchase Price for such Shares in its designated bank account shall occur on the Trading Day next following the Trading Day on which the Investor shall have received all of such Shares as DWAC Shares. If the Company or its transfer agent shall fail for any reason, other than a failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions, to electronically transfer any Shares as DWAC Shares in respect of a VWAP Purchase within three (3) Trading Days following the receipt by the Company of the applicable purchase price therefor in compliance with this Section 3.2, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Company in respect of such VWAP Purchase, then the Company shall, within two (2) Trading Days after the Investor’s request, either (1) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares to be purchased by the Investor in connection with such VWAP Purchase. The Company shall not issue any fraction of a share of Common Stock upon any VWAP Purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Trading Day, the same shall instead be due on the next succeeding day that is a Trading Day.

Section 3.3. Compliance with Rules of Trading Market.

(a) Exchange Cap. Subject to Section 3.3(b), the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed [•]2 (such number of shares equal to 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the Closing on the Closing Date under this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market (such maximum number of shares, the “Exchange Cap”), unless the Company’s stockholders have approved the issuance of Common Stock pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the issuance of Common Stock pursuant to this Agreement; provided, that if such stockholder approval is not obtained, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 3.3(b)).

[2]

To be inserted by amendment to this agreement on the Closing Date. SeaStar Medical and/or LMFAO to confirm with Nasdaq that the Exchange Cap will be calculated at Closing, since that is when this agreement is “effective” (aside from Commitment Fee and legal fee reimbursement obligations) and pre-merger effective time capital structure is not relevant to what post-merger cap structure of the Company will be etc. Also, the commitment shares are being calculated based on market price of post-merger Company, not LMFAO market price of Class A common stock.

(b) At-Market Transaction. Notwithstanding Section 3.3(a) above, the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, solely to the extent that (and only for so long as) the Average Price shall equal or exceed the Base Price (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless the stockholder approval referred to in Section 3.3(a) is obtained). The parties acknowledge and agree that the Minimum Price used to determine the Base Price3 hereunder represents the lower of (i) the Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) on [the Trading Day immediately prior to]4 the Closing Date and (ii) the average Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) for the five (5) consecutive Trading Days ending on [the Trading Day immediately prior to]5 the Closing Date.

(c) General. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (i) a violation of the Securities Act or (ii) a breach of the rules of the Trading Market. The provisions of this Section 3.3 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market.

Section 3.4. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 9.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than twenty-four (24) hours after the next business day on which the transfer agent is open for business) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 3.4 and the application of this Section 3.4. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. The provisions of this Section 3.4 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 to the extent necessary to properly give effect to the limitations contained in this Section 3.4.

[3]

Minimum Price and Base Price to be calculated as of the Closing and inserted by amendment to this Agreement to be signed at the Closing, rather than calculated as of the time of signing. NOTE: To be confirmed by SeaStar Medical and/or LMFAO with Nasdaq prior to the Closing.

[4]	Use if agreements are executed before market close on a Trading Day.
[5]	Use if agreements are executed before market close on a Trading Day.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.1. Organization and Standing of the Investor. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2. Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Securities in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, its Board of Directors or its members is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any applicable federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Securities in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

Section 4.4. Investment Purpose. The Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities.

Section 4.5. Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6. Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

Section 4.7. Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Securities. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 4.9. No General Solicitation. The Investor is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 4.10. Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. Immediately prior to the execution of this Agreement, the Investor did not beneficially own any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, and during the Restricted Period, Investor will not acquire beneficial ownership of any shares of the Company’s capital stock (including shares of Common Stock or securities exercisable for or convertible into shares of Common Stock) other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Company in connection with the settlement of a VWAP Purchase, if the Company or its transfer agent shall have failed for any reason (other than a failure of Investor or its Broker-Dealer to set up a DWAC and required instructions) to timely electronically transfer all of the Shares subject to such VWAP Purchase to the Investor on the applicable VWAP Purchase Settlement Date by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 3.2 of this Agreement.

Section 4.11. No Prior Short Sales. At no time prior to the date of this Agreement has any of the Investor, its agents, representatives or Affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

Section 4.12. Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.13. Resales of Securities. The Investor represents, warrants and covenants that it will resell Securities purchased or acquired by the Investor from the Company pursuant to this Agreement only pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act and the Prospectus contained therein, in a manner described under the caption “Plan of Distribution” in such Registration Statement and Prospectus, and in a manner in compliance with all applicable U.S. federal and applicable state securities laws, rules and regulations.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY,

LMFAO AND SEASTAR MEDICAL

I. Company Representations, Warranties and Covenants. Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 5.1. Organization, Good Standing and Power. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 5.2. Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any VWAP Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.3. Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the Commission Documents, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the

Securities Act. Except as set forth in the Commission Documents, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has filed with the Commission true and correct copies of the Company’s Certificate of Incorporation as in effect on the Closing Date (the “Charter”), and the Company’s Bylaws as in effect on the Closing Date (the “Bylaws”).

Section 5.4. Issuance of Securities. As of the Closing Date, the Commitment Shares shall have been, and the Shares to be issued under this Agreement shall have been, or with respect to Shares to be purchased by the Investor pursuant to a particular VWAP Purchase Notice, will be, prior to the delivery to the Investor hereunder of such VWAP Purchase Notice, duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, when issued to the Investor in accordance with this Agreement, and the Shares, when issued and sold against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, Taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Common Stock. As of the Closing Date and as of the Commencement Date, an aggregate of [•]6 shares of Common Stock shall have been duly authorized and reserved by the Company for issuance and sale to the Investor as Shares pursuant to VWAP Purchases under this Agreement.

Section 5.5. No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject,

[6]	To be inserted by amendment to this Agreement signed at the Closing post-merger effective time, at which time this Agreement as so amended will be effective in its entirety.

or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market or applicable Eligible Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency (including, without limitation, the Trading Market) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Securities to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 5.6. Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a) Since the date on which the Business Combination Closing occurred (the “Business Combination Closing Date”), the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents required to be filed with or furnished to the Commission by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act. As of the Closing Date, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date, each Commission Document filed with or furnished to the Commission prior to the Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing). Each Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission and on each VWAP Purchase Exercise Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date and on each VWAP Purchase Exercise Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each Commission Document (other than the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission after the Closing Date and incorporated by reference in the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b) The historical consolidated financial statements of LMFAO as of and for any periods ending prior to the Business Combination Closing Date included or incorporated by reference in the Form S-4 Registration Statement, the Merger Proxy Statement/Prospectus, the 2021 Form 10-K and the Merger Form 8-K, and the historical consolidated financial statements of the Company as of and for any periods ending on or after the Business Combination Closing Date included or incorporated by reference in the Commission Documents, in each case together with the related notes and schedules, present fairly, in all material respects, the financial position of LMFAO and the consolidated financial position of the Company and its consolidated Subsidiaries, respectively, as of the dates indicated, and the results of operations, cash flows and changes in stockholders’ equity of LMFAO and of the Company and its consolidated Subsidiaries, respectively, for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The historical financial statements of SeaStar Medical as of and for any periods ending prior to the Business Combination Closing Date included or incorporated by reference in the Form S-4 Registration Statement, the Merger Proxy Statement/Prospectus and the Merger Form 8-K, together with the related notes and schedules, present fairly, in all material respects, the financial position of SeaStar Medical as of the dates indicated, and the results of operations, cash flows and changes in stockholders’ equity of SeaStar Medical for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with GAAP applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The unaudited pro forma condensed combined financial statements and any other pro forma financial statements or data included or incorporated by reference in the Form S-4 Registration Statement, the Merger Proxy Statement/Prospectus and the Merger Form 8-K, and any other pro forma financial statements or data included or incorporated by reference in any Commission Documents filed by the Company with the Commission (as applicable) comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Commission Documents are accurately and fairly presented, in all material respects, and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required. The Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in Commission Documents which are required to be described in the Commission Documents. All disclosures contained or incorporated by reference in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(c) Except as disclosed in the Commission Documents, since the Business Combination Closing Date, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Commission Documents, the Initial Registration Statement or any New Registration Statement fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Commission Documents, since the Business Combination Closing Date, there has been no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting. Except as set forth in the Commission Documents, the Company has established disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 of the Exchange Act) that comply with the requirements of the Exchange Act. The Company presented in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of June 30,

2022 and, except as set forth in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022 or any Commission Document filed with the Commission for a period subsequent to June 30, 2022, the Company’s “disclosure controls and procedures” are effective.] Since the Business Combination Closing Date, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, the Company’s board of directors or any committee thereof.

(d) MaloneBailey, LLP, whose report on the consolidated financial statements of LMFAO as of December 31, 2021 and 2020, and for the years ended December 31, 2021 and 2020, and the related notes, which report is included in the Form S-4 Registration Statement, the Merger Proxy Statement/Prospectus and the 2021 Form 10-K, were during the periods covered by their report, with respect to LMFAO, independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).

(e) Armanino LLP (the “Accountant”), whose report on the financial statements of SeaStar Medical as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, and the related notes, which report is included in the Form S-4 Registration Statement and the Merger Proxy Statement/Prospectus, was during the periods covered by their report, with respect to SeaStar Medical, an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s Knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to the Company.

(f) Since the Business Combination Closing Date, the Company has timely filed all certifications and statements the Company is required to file under (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to all Commission Documents with respect to which the Company is required to file such certifications and statements thereunder.

Section 5.7. Subsidiaries. Exhibit 21.1 of the Merger Proxy Statement/Prospectus sets forth each Subsidiary of the Company as of the Business Combination Closing Date, showing its jurisdiction of incorporation or organization, and the Company does not have any other Subsidiaries as of the Closing Date, other than SeaStar Medical. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Commission Documents or as would not reasonably be expected to have a Material Adverse Effect.

Section 5.8. No Material Adverse Effect. Except as disclosed in the Commission Documents and for any actions taken in response to COVID-19 Measures, since the Business Combination Closing Date, there has not occurred any Material Adverse Effect, or any development that would result in a Material Adverse Effect.

Section 5.9. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since the Business Combination Closing Date and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.10. No Material Defaults. Except as set forth in the Commission Documents, Since the Business Combination Closing Date, there has been no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries.

Section 5.11. Solvency. Since the Business Combination Closing Date, the Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.

Section 5.12. Title To Assets; Real Property. Except as set forth in the Commission Documents, the Company or one of its Subsidiaries has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the material items of tangible personal property used or held for use in the business of the Company, free and clear of any and all Liens (except for Permitted Liens), except where the failure to have such good and marketable title or valid leasehold interests as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Commission Documents, all such items of tangible personal property that are material to the operation of the business of the Company are in reasonably good condition and in a state of reasonably good maintenance and repair and are suitable for the purposes used. As of the Business Combination Closing Date, neither the Company nor any of its Subsidiaries owns any real property. The Company or one of its Subsidiaries has a valid and subsisting leasehold estate in, and enjoys peaceful and undisturbed possession of, all Leased Real Property, subject only to Permitted Liens. With respect to each Contract (including all modifications, amendments, extensions, supplements, renewals, rent commencement notices, guarantees, waivers, side letters and other agreements with respect thereto) pursuant to which the Company uses, holds or occupies (or have been granted an option to use, hold or occupy) any Leased Real Property or is otherwise a party with respect to the Leased Real Property (each, a “Lease”), except as disclosed in the Commission Documents, (i) such Lease is valid, binding and enforceable and in full force and effect against the Company or one of its Subsidiaries and, to the Company’s Knowledge, the other party thereto, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law, and each such Lease is in full force and effect, (ii) the Company has not received or given any written notice of material default or breach under any Lease and, to the Knowledge of the Company, the Company has not

received oral notice of any default or breach that has not been cured; and (iii) there does not exist under any Lease any event or condition which, with notice or lapse of time or both, would become a default or breach by the Company or any of its Subsidiaries or, to the Company’s Knowledge, the other party thereto, except in the case of clause (ii) and (iii), where such default or breach would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.13. Actions Pending. Except as set forth in the Commission Documents, since the Business Combination Closing Date there has been no, pending or, to the Knowledge of the Company, threatened Action by, against or affecting the Company or any of its properties, rights or assets that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Commission Documents, there is no, and since the Business Combination Closing Date there has been no, Governmental Order imposed upon or, to the Knowledge of the Company, threatened against or affecting the Company or any of its properties, rights or assets that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not a party to a settlement, conciliation or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or liabilities (of any nature) that, individually or in the aggregate, would have a Material Adverse Effect.

Section 5.14. Compliance With Laws; Permits. Except as disclosed in the Commission Documents or where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, have a Material Adverse Effect, since the Business Combination Closing Date, the Company has been in compliance with all applicable Laws and Governmental Orders. Except as disclosed in the Commission Documents, since the Business Combination Closing Date, the Company has held, all licenses, approvals, clearances, concessions, exemptions, qualifications, accreditations, consents, registrations, franchises, certificates and permits, including but not limited to Healthcare Permits (“Permits”), necessary for the lawful conduct of the business of the Company, except where the failure to so hold would not be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect. Except as disclosed in the Commission Documents, since the Business Combination Closing Date, to the Knowledge of the Company, the Company has not received any written notice of any material violations of applicable Laws, Governmental Orders or Permits (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business), and to the Knowledge of the Company, no charge, claim, assertion or Action of any material violation of any Law, Governmental Order or material Permit by the Company is currently threatened against the Company (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business). Except as disclosed in the Commission Documents, since the Business Combination Closing Date, the Company has not received any written notice nor has any Knowledge that any Governmental Authority is considering limiting, suspending, terminating, adversely amending or revoking any Permit, except where such limitation, suspension, termination, amendment or revocation would not be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect. Except as disclosed in the Commission Documents, since the Business Combination Closing Date, no investigation or review by any Governmental Authority with respect to the Company is pending or, to the Knowledge of the Company, threatened, and no such investigations have been conducted by any Governmental Authority since the Business Combination Closing Date, other than those the outcome of which would not be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect. This Section 5.14 does not relate to environmental matters, such items being the subject of Section 5.18.

Section 5.15. Certain Fees. Except for the fees payable to Maxim Group LLC for acting as the Company’s placement agent in connection with the transactions contemplated by the Transaction Documents, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.15 incurred by the Company or its Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 5.16. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Securities under the Registration Statement. All disclosure provided to Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) furnished in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with the Transaction Documents (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry), taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time.

Section 5.17. Intellectual Property; IT Systems; Data Security.

(a) Except as set forth in the Commission Documents, each of the following items of Intellectual Property included in the Owned Intellectual Property: (i) granted Patents and pending applications for Patents, (ii) registered Marks, pending applications for registration of Marks and material unregistered Marks, (iii) registered Copyrights and pending applications for Copyright registration, and (iv) internet domain names and social media accounts (collectively, the “Registered Intellectual Property”), is subsisting, and to the Company’s Knowledge, valid, and enforceable, except where the failure to be subsisting, valid and enforceable would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Commission Documents, all necessary registration, maintenance, renewal, and other relevant filing fees due have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining the Registered Intellectual Property in full force and effect, except where the failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Commission Documents, the Company or one of its Subsidiaries (x) solely and exclusively owns all Owned Intellectual Property and (y) has the right, pursuant to a valid written license, sublicense, agreement or permission, to all other Intellectual Property used in or necessary for the conduct and operation of the business of the Company (collectively, “Licensed Intellectual Property”), in each case free and clear of all Liens other than Permitted Liens. Except as set forth in the Commission Documents, to the Company’s Knowledge, the conduct and operation of the business of the Company and its Subsidiaries does not infringe, misappropriate, or otherwise violate, and since the Business Combination Closing Date, neither the Company nor any of its Subsidiaries has infringed, misappropriated, or otherwise violated, any Intellectual Property rights or proprietary rights of any third party, and no Action is pending or has been asserted or, to the Knowledge of the Company, threatened (A) that the conduct or operation of the business of the Company or any of its Subsidiaries or that the use or exploitation by the Company or any of its Subsidiaries of any Owned Intellectual Property infringes the Intellectual Property rights or proprietary rights of any third party, or (B) challenging the ownership, use, validity, or enforceability of any Owned Intellectual Property, in any case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Commission Documents, to the Company’s Knowledge, no Person is infringing, misappropriating, or otherwise violating, or has since the Business Combination Closing Date infringed, misappropriated, or otherwise violated, any Owned Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no Action is pending or has been asserted or threatened by the Company or any of its Subsidiaries against any Person relating to any of the foregoing or challenging the ownership, use, validity, or enforceability of any Owned Intellectual Property.

(b) The Company and its Subsidiaries use commercially reasonable efforts to maintain and protect the confidentiality, integrity, and security of the IT Systems and to prevent any unauthorized use, access, interruption, or modification of the IT Systems. The IT Systems are (i) sufficient for the immediate and currently anticipated future needs of the Company and its Subsidiaries, and (ii) in sufficiently good working condition to effectively perform all information technology operations as necessary for the operation of the business of the Company and its Subsidiaries as currently conducted. Except as set forth in the Commission Documents, the Company and its Subsidiaries maintain commercially reasonable back-up, disaster recovery and business continuity plans and procedures, act in compliance therewith, and have taken commercially reasonable steps to test such plans and procedures on a periodic basis, and such plans and procedures have been proven effective upon such testing. Since the Business Combination Closing Date, neither the Company nor any of its Subsidiaries has been subject to any, or received any written notices of any or provided any notice to any Person in connection with any, (i) breaches of security (including theft, exfiltration, and unauthorized use, access, collection, processing, storage, disposal, destruction, transfer, disclosure, interruption or modification by any Person), phishing incidents, ransomware or malware attacks, or other security incidents affecting (A) the IT Systems, or (B) any data or other information about or from an individual, including any Personal Information, stored or maintained by the Company or any of its Subsidiaries (or any third party on its or their behalf), or (ii) failures, breakdowns, continued substandard performance, or other adverse events affecting any IT Systems that have caused any material disruption of or interruption in or to the use of the IT Systems, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Except as disclosed in the Commission Documents, the Company is and has been in compliance in all material respects with all of the following to the extent relating to confidential or sensitive information or Personal Information (including the collection, processing, use, security, transfer, or disposition thereof), or otherwise relating to privacy, security, or security breach notification requirements and applicable to the business of the Company: (i) all applicable Laws; (ii) the Company’s internal and external privacy policies; (iii) all applicable industry standards; and (iv) applicable provisions of all Contracts relating to the foregoing (collectively, “Data Security Requirements”), except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Commission Documents, the Company has not received any notice of any claims of or investigations or inquiries related to, or been charged with, the violation of any Data Security Requirements that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.18. Environmental Compliance. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all Permits or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such Permit or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.19. Material Agreements. Except as set forth in the Commission Documents, neither the Company nor any Subsidiary of the Company is a party to any Contract, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-K (collectively, “Material Agreements”). Each of the Material Agreements described in the Commission Documents conform in all material respects to the descriptions thereof contained or incorporated by reference therein. Except as set forth in the Commission Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations then required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Except as set forth in the Commission Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 5.20. Transactions With Affiliates. Except as set forth in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts, service arrangements or other continuing transactions exceeding $120,000 between (a) the Company or any Subsidiary, on the one hand, and (b) any person or entity who would be covered by Item 404(a) of Regulation S-K, on the other hand, for the time period as required under Item 404(a) thereof. Except as disclosed in the Commission Documents, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor of or debtor to, any beneficial owner of more than 5% of the outstanding shares of Common Stock, or any director, employee or affiliate of the Company or any of its Subsidiaries, other than (i) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries or (ii) as part of the normal and customary terms of such person’s employment or service as a director with the Company or any of its Subsidiaries.

Section 5.21. Employees; Labor Laws. No material labor dispute with the employees of the Company exists, except as described in the Commission Documents, or, to the Knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

Section 5.22. Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company and its Subsidiaries in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement.

Section 5.23. Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement the Company will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.24. ERISA. For purposes of this Agreement, “Company Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including “multiemployer plans” as defined in Section 3(37) of ERISA) in effect now or at any time within the last six years, and any other stock purchase, stock option or other equity or equity based, termination, severance, employment, individual consulting, retention, transaction, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, retirement, welfare benefit, employee loan and all other benefit or compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, (i) which is or was contributed to, required to be contributed to, sponsored by, maintained by or made available by the Company for the benefit of any current or former employee, officer, director, owner, or consultant of the Company or any of its Subsidiaries, or (ii) under or with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any material current or contingent liability or obligation, or (iii) is made available to a Company Employee in connection with an agreement between the Company or any of its Subsidiaries and a professional employee organization or other leasing organization. Each Company Benefit Plan is and has been established, funded, maintained and administered, in form and operation, in material compliance with its terms and all applicable Laws, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). There are no audits, investigations or Actions (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan. Each Company Benefit Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified (or was so qualified at the time of its termination) and (A) has received a current favorable determination or opinion letter as to its qualification or (B) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and upon which the Company may rely, and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to materially adversely affect such qualification. Except as set forth in the Commission Documents, none of the Company or any ERISA Affiliate (as defined below) has incurred any material current or potential material liability in respect of, or is obligated to provide any, post-employment, post-retirement or post-ownership health, medical or life insurance benefits for any current, former or retired employee, officer, director, owner or service provider of the Company or any ERISA Affiliate, except as required to avoid an excise tax under Code Section 4980B and for which the covered individual pays the full premium cost. Except as set forth in the Commission Documents, none of the Company or any ERISA Affiliate sponsored, maintained, participated in or was required to contribute to, at any point during the six-year period prior to the date hereof, and the Company has no material current or contingent liability or obligation under or with respect to, any: (i) multiemployer pension plan (as defined in Section 3(37) of ERISA or Code Section 4001(a)(3)), (ii) a defined benefit pension plan that is subject to Section 302 or Title IV of ERISA or Code Section 412 or Code Section 4971; (iii) multiple employer welfare arrangement (as defined in Section 3(40) of ERISA); or (iv) multiple employer plan subject to Code Section 413(c). For purposes of this Agreement, “ERISA Affiliate” means any entity (whether or not incorporated) other than the Company that is, or at any relevant time prior to the date hereof was, considered under common control and treated as one employer under Code Sections 414(b), (c), (m) or (o) or Section 4001 of ERISA. Except as set forth in the Commission Documents, no Company Benefit Plan is and the Company does not currently have, nor has the Company had, any obligation to maintain, sponsor, establish, participate in or contribute to any Company Benefit Plan (or similar arrangement) that is subject to any Law, custom or rule of any jurisdiction outside of the United States.

Section 5.25. Taxes. Each of the Company and its Subsidiaries has filed all material Tax Returns as required by applicable federal, state and local law. These Tax Returns are true, correct and complete in all material respects. Each of the Company and its Subsidiaries has paid all material Taxes, other than Taxes being contested in good faith and for which adequate reserves have been established. None of the Company or any of its Subsidiaries is currently engaged in any material audit, administrative or judicial proceeding with respect to Taxes. None of the Company or any of its Subsidiaries has received any written notice from a Governmental Authority of a proposed deficiency of any material amount of Taxes. Each of the Company and its Subsidiaries has withheld or collected from each payment made to its employees all material Taxes required to be withheld or collected therefrom and has paid the same to the proper tax authority.

Section 5.26. Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 5.27. Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Securities from the Company to the Investor in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D; provided, however, that at the request of and with the express agreements of the Investor (including, without limitation, the representations, warranties and covenants of Investor set forth in Sections 4.10 through 4.13), the Securities to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares and will not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor will any such securities be subject to stop transfer instructions.

Section 5.28. No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 5.29. No Integrated Offering. None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with any other offering of securities of the Company.

Section 5.30. Dilutive Effect. The Company is aware and acknowledges that issuance of the Securities could cause dilution to existing stockholders and could significantly increase the number of outstanding shares of Common Stock. The Company further acknowledges that its obligation to issue the Commitment Shares and to issue the Shares pursuant to each VWAP Purchase Notice delivered by the Company to the Investor pursuant to this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.31.Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 5.32. Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. Each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities included therein by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not currently, and has not been since the Business Combination Closing Date, an issuer identified in, or subject to, Rule 144(i). The Company has filed current “Form 10 information” (as defined in Rule 144(i)(3) under the Securities Act) with the Commission on [•]7, 2022 reflecting its status as an entity that is not a shell company.

Section 5.33. Listing and Maintenance Requirements; DTC Eligibility. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received notice from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market. The Common Stock is eligible for participation in the DTC book entry system and has shares on deposit at DTC for transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 5.34. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

[7]	To be inserted by amendment to this Agreement signed at Closing.

Section 5.35. Anti-Corruption Laws; Trade Controls. None of the Company, any of its Subsidiaries nor any of their respective representatives, has in violation of Anti-Corruption Laws offered, provided, promised, or authorized the provision of any contribution, gift, entertainment, expense relating to political activity, or any other money, property, or thing of value, directly or indirectly, to any Government Official to influence official action or to secure an improper advantage, or to encourage the recipient to breach a duty of good faith or loyalty or the policies of his/her employer. None of the Company, its Subsidiaries nor any of their respective representatives, is currently, or has been in the past five years: (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, or (iv) otherwise in violation of Trade Controls or Anti-Corruption Laws. In the past five years, neither the Company nor any of its Subsidiaries has received from any Governmental Authority or any other Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit, in each case concerning any actual or potential violation or wrongdoing related to Trade Controls or Anti-Corruption Laws.

Section 5.36. Healthcare Matters. Except as disclosed in the Commission Documents, since the Business Combination Closing Date, the Company and each of its Subsidiaries are, and at all times have been, in compliance with all applicable Healthcare Laws, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Commission Documents, there are no, and since the Business Combination Closing Date, there have not been any Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging a violation of Healthcare Law. Except as disclosed in the Commission Documents, none of the Company, any of its Subsidiaries or any of their respective directors, managing employees or executive officers, is currently, or has ever been suspended, excluded or debarred from any Government Program or threatened with or currently subject to an investigation or proceeding that could result in suspension, exclusion or debarment from any Government Program or any other debarment, exclusion or sanction list or database, in each case that remains unresolved as of the Closing Date. Since the Business Combination Closing Date, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries has made an untrue statement of fact or fraudulent statement to any Governmental Authority, failed to disclose a fact required to be disclosed to any Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would be in material violation of any Healthcare Law. Except as disclosed in the Commission Documents, neither the Company nor any of its Subsidiaries (i) is a party to a corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services, (ii) has any reporting obligation pursuant to any settlement agreement entered into with any Governmental Authority, (iii) is the subject of any Government Program investigation conducted by any federal or state enforcement agency, (iv) is a defendant in any qui tam/False Claims Act litigation, or (v) has been served with or received any search warrant, subpoena, civil investigative demand, contact letter, or personal or telephone contact by or from any federal or state enforcement agency, in each case other than routine contacts and notifications not relating to an investigation or an actual or potential violation of Law, or in any case as would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Commission Documents or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since the Business Combination Closing Date, (i) each of the Company and its Subsidiaries has been in compliance in all material respects with HIPAA and has had privacy and security policies, notices, procedures and safeguards that materially comply with HIPAA; (ii) neither the Company nor any of its Subsidiaries has received written notice of, and there is no Action at law or in equity or, inquiry or investigation pending or threatened with respect to any alleged “breach” as defined in 45 C.F.R. § 164.402 (a “Breach”) by the Company, any of its Subsidiaries or their “workforce” (as defined in 45 C.F.R. § 160.103); (iii) no Breach by the Company, any of its Subsidiaries or their “workforce” or successful “security incident” (as defined in 45 C.F.R. § 164.304) has occurred with respect to “protected health information” or “PHI” (as defined in 45 C.F.R. § 160.103) in the possession or under the control of the Company, any of its Subsidiaries or any of their business associates; and (iv) the Company and its Subsidiaries have undertaken all surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of the business of the Company and its Subsidiaries required by HIPAA and have implemented appropriate corrective action to address all material vulnerabilities in their HIPAA safeguards and controls identified through such necessary assessments. Except as set forth in the Commission Documents, all products or services marketed by or on behalf of the Company and its Subsidiaries that are subject to the jurisdiction of Healthcare Laws are marketed in compliance with all applicable Healthcare Laws, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.37. FDA Matters. Except as set forth in the Commission Documents, since the Business Combination Closing Date, the Company at all times has been in compliance in all material respects with the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., and applicable regulations, as amended (collectively, the “FDCA”), including the rules and regulations of the U.S. Food and Drug Administration (the “FDA”) promulgated thereunder, and comparable Laws in any non-U.S. jurisdiction. Except as set forth in the Commission Documents, as to each product subject to the FDCA or similar Law in any non-U.S. jurisdiction that is developed, manufactured, manufactured for, tested, distributed, and/or marketed by the Company (a “Company Product”), each such Company Product since the Business Combination Closing Date has been, developed, manufactured, manufactured for, labeled, tested, distributed, and/or marketed in material compliance with all applicable requirements under the FDCA and similar laws, including those relating to investigational use, approval, or premarket clearance to market any Company Product, current good manufacturing practices, labeling, and Quality System Regulation, as defined in 21 C.F.R. Parts 4, 211, and 820 (as applicable), advertising, promotion, continuing medical education, recordkeeping, training, medical device reporting, adverse event reporting, and filing of other reports and security. Except as set forth in the Commission Documents, since the Business Combination Closing Date, the Company has not received any written communication from FDA or any other Governmental Authority (i) contesting the investigational use of, premarket clearance or approval of, the uses of, or the labeling and promotion of any Company Product, or (ii) otherwise alleging any violation of the FDCA or any similar Law as applicable to any Company Product. Except as set forth in the Commission Documents, no Company Product (i) is currently under consideration by the Company for recall, withdrawal, suspension, seizure, or discontinuance, or (ii) has been recalled, subjected to a product advisory notice, withdrawn, suspended, seized, or discontinued (other than for commercial or other business reasons) by the Company, whether voluntarily or otherwise. Except as set forth in the Commission Documents, the Company has not received any written communication that the FDA or any similar Governmental Authority (i) intends to withhold or materially condition its approval or clearance of any Company Product; (ii) has commenced, or has threatened to initiate, any action to withdraw its approval or clearance of any Company Product; (iii) has requested the recall, withdrawal, suspension, seizure, or discontinuance of any Company Product; (iv) has commenced, or has threatened to initiate, any action to enjoin the manufacture, sale, or distribution of any Company Product or the operations of the Company; or (v) has commenced, or has threatened to initiate, any criminal action or proceeding against the Company or any of its respective officers, employees, or agents. Except as set forth in the Commission Documents, as to each medical device (as that term is defined under the FDCA) for which a premarket approval application, premarket notification, investigational device exemption, or similar state or foreign regulatory application has been submitted, approved, or cleared for sale and distribution in the United States, the Company is in material compliance with 21 U.S.C. §§ 360, 360c, 360d, 360e, 360e-1, 360g, 360h, 360i and 360j and 21 C.F.R. Parts 803, 807, 812, 814, 820, 821, and 822, respectively, as applicable to the Company’s medical devices. Except as set forth in the Commission Documents, no medical device or component of a medical device that is material to the Company’s ability to carry out its business or operations as currently conducted is (i) adulterated within the meaning of 21 U.S.C. § 351 (or similar Law), (ii) misbranded within the meaning of 21 U.S.C. § 352 (or similar Law), or (iii) in violation of 21 U.S.C. §§ 360 or 360e (or similar Law). No officer or director of the Company or any of its Subsidiaries, and to the Knowledge of the Company, no employee of the Company or any of its Subsidiaries, has ever been convicted of any felony under any Law for conduct relating to the development, testing, or approval of any drug product or device, including, without limitation, the preparation or submission of a new drug application, abbreviated new drug application, device 510(k) notification, device premarket approval application, or biologics license application. Except as set forth in the Commission Documents, to the Knowledge of the Company, none of the FDA, Drug Enforcement Administration, or other Governmental Authority has issued any Warning Letter, Untitled Letter, Notice of Violation, enforcement proceeding, or other correspondence stating or indicating that the Company has violated any Laws in any material respect.

Section 5.38. Emerging Growth Company Status. As of the Closing Date the Company was, and as of the Commencement Date the Company will be, an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012.

Section 5.39. Smaller Reporting Company Status. As of the Closing Date the Company was, and as of the Commencement Date the Company will be, a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act.

Section 5.40. No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 5.41. Acknowledgement Regarding Investor’s Acquisition of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the Registration Rights Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

II. LMFAO Representations and Warranties. LMFAO hereby makes the following representations and warranties to the Investor as of the date of this Agreement, which representations and warranties shall survive the execution and delivery of this Agreement until the Business Combination Closing, at which time such representations and warranties shall have no further force or effect and shall be superseded in their entirety by the representations, warranties and covenants of the Company set forth above in Subsection I of this Article V:

Section 5.42. Organization, Good Standing and Power. Each of LMFAO and Merger Sub is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither LMFAO nor Merger Sub is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of LMFAO and Merger Sub is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in an LMFAO Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 5.43. Authorization, Enforcement. LMFAO has the requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by LMFAO and constitutes a valid and binding obligation of LMFAO enforceable against LMFAO in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.44. No Conflicts. The execution and delivery by LMFAO of this Agreement and the Registration Rights Agreement do not and shall not (i) result in a violation of any provision of LMFAO’s or Merger Sub’s respective certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which LMFAO is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of LMFAO under any agreement or any commitment to which LMFAO is a party or by which LMFAO is bound or to which any of its properties or assets is subject, or (iv) result in a violation of any U.S. federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to LMFAO or by which any property or asset of LMFAO is bound or affected (including U.S. federal and state securities laws and regulations, the DGCL and the rules and regulations of The Nasdaq Stock Market LLC), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have an LMFAO Material Adverse Effect.

Section 5.45. SEC Reports, Financial Statements; Sarbanes-Oxley Act; Accountants.

(a) LMFAO has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the Commission since January 25, 2021 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “LMFAO SEC Reports”). None of the LMFAO SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Business Combination Closing, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the LMFAO SEC Reports complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the Commission) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of LMFAO as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended. Neither LMFAO nor Merger Sub has any material off-balance sheet arrangements that are not disclosed in the LMFAO SEC Reports. To the knowledge of LMFAO, as of the date of this Agreement, there are no outstanding comments from the Commission’s staff with respect to the LMFAO SEC Reports. To the knowledge of LMFAO, none of the LMFAO SEC Reports filed on or prior to the date hereof is subject to ongoing Commission review or investigation as of the date of this Agreement.

(b) LMFAO has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to LMFAO is made known to LMFAO’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To the knowledge of LMFAO and except as set forth in the LMFAO SEC Reports, such disclosure controls and procedures are effective in timely alerting LMFAO’s principal executive officer and principal financial officer to material information required to be included in LMFAO’s periodic reports required under the Exchange Act.

(c) LMFAO has established and maintained a system of internal controls. To the knowledge of LMFAO and except as set forth in the LMFAO SEC Reports, such internal controls are sufficient to provide reasonable assurance regarding the reliability of LMFAO’s financial reporting and the preparation of LMFAO’s financial statements for external purposes in accordance with GAAP.

(d) Except as set forth in the LMFAO SEC Reports, neither LMFAO (including any employee thereof) nor LMFAO’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by LMFAO, (ii) any fraud, whether or not material, that involves LMFAO’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by LMFAO or (iii) any claim or allegation regarding any of the foregoing.

(e) MaloneBailey, LLP, whose report on the consolidated financial statements of LMFAO as of December 31, 2021 and 2020, and for the years ended December 31, 2021 and 2020, and the related notes, which report is included in the Form S-4 Registration Statement, the Merger Proxy Statement/Prospectus and the 2021 Form 10-K, were during the periods covered by their report, with respect to LMFAO, independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).

Section 5.46. Subsidiaries. LMFAO does not have any Subsidiaries as of the date of this Agreement, other than Merger Sub.

Section 5.47. No LMFAO Material Adverse Effect. Except as disclosed in the LMFAO SEC Reports and for any actions taken in response to COVID-19 Measures, since December 31, 2021, (a) there has not occurred any LMFAO Material Adverse Effect, or any development that would result in an LMFAO Material Adverse Effect, and (b) LMFAO and Merger Sub have conducted their respective businesses in the ordinary course of business consistent with past practice in all material respects.

Section 5.48. No Undisclosed Liabilities. There is no liability, debt or obligation against LMFAO or Merger Sub, except for liabilities and obligations (i) reflected or reserved for on LMFAO’s consolidated balance sheet for the period ended December 31, 2021 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to LMFAO and Merger Sub, taken as a whole), or (ii) that have arisen since the date of LMFAO’s consolidated balance sheet for the period ended December 31, 2021 in the ordinary course of business of LMFAO and Merger Sub (other than any such liabilities as are not and would not be, in the aggregate, material to LMFAO and Merger Sub, taken as a whole).

Section 5.49. No Material Defaults. Except as set forth in the LMFAO SEC Reports, since December 31, 2021, there has been no existing or continuing default or event of default in respect of any Indebtedness of LMFAO or Merger Sub.

Section 5.50. Financial Ability; Trust Account. As of the date of this Agreement, there is at least $105,000,000 invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated January 25, 2021, by and between LMFAO and the Trustee on file with the LMFAO SEC Reports as of the date of this Agreement (the “Trust Agreement”). Prior to the Business Combination Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, LMFAO’s certificate or articles of incorporation, bylaws or other organizational or charter documents and LMFAO’s final prospectus dated January 27, 2021. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. LMFAO has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. Since January 25, 2021, LMFAO has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Effective Time, the obligations of LMFAO to dissolve or liquidate pursuant to LMFAO’s certificate or articles of incorporation, bylaws or other organizational or charter documents shall terminate, and, as of the Business Combination Closing, LMFAO shall have no obligation whatsoever pursuant to LMFAO’s certificate or articles of incorporation, bylaws or other organizational or charter documents to dissolve and liquidate the assets of LMFAO by reason of the consummation of the Transactions. To LMFAO’s knowledge, as of the date of this Agreement, following the Business Combination Closing, no stockholder of LMFAO shall be entitled to receive any amount from the Trust Account except to the extent such stockholder shall have elected to tender its shares of LMFAO’s class A common stock for redemption in accordance with LMFAO’s certificate or articles of incorporation, bylaws or other organizational or charter documents. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of LMFAO and the Trustee, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies). The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of LMFAO, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would cause the description of the Trust Agreement in the LMFAO SEC Reports to be inaccurate. As of the date of this Agreement, LMFAO has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to LMFAO on the Business Combination Closing Date.

Section 5.51. Actions Pending. Except as set forth in the LMFAO SEC Reports, since December 31, 2021 there has been no, pending or, to the knowledge of LMFAO, threatened Action by, against or affecting LMFAO or any of its properties, rights or assets that would, individually or in the aggregate, reasonably be expected to have an LMFAO Material Adverse Effect. Except as set forth in the LMFAO SEC Reports, there is no, and since December 31, 2021 there has been no, Governmental Order imposed upon or, to the knowledge of LMFAO, threatened against or affecting LMFAO or any of its properties, rights or assets that would, individually or in the aggregate, reasonably be expected to have an LMFAO Material Adverse Effect. LMFAO is not a party to a settlement, conciliation or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or liabilities (of any nature) that, individually or in the aggregate, would have an LMFAO Material Adverse Effect.

Section 5.52. Compliance With Laws. The business of LMFAO and Merger Sub has been and is presently being conducted in compliance with all applicable U.S. federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the LMFAO SEC Reports and except for such non-compliance which, individually or in the aggregate, would not have an LMFAO Material Adverse Effect. LMFAO is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation of any Governmental Authority applicable to LMFAO, and LMFAO will not conduct its business in violation of any of the foregoing, except in all cases for any such violations which could not, individually or in the aggregate, have an LMFAO Material Adverse Effect. There are no material statutes, laws, rules, regulations or ordinances of any Governmental Authority, self-regulatory organization or body that are applicable to LMFAO or to its business, assets or properties that are required to be described in LMFAO SEC Report that are not described therein as required.

Section 5.53. Certain Fees. Except for the fees payable to Maxim Group LLC for acting as the Company’s placement agent in connection with the transactions contemplated by the Transaction Documents, no brokerage or finder’s fees or commissions are or will be payable by LMFAO or the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.15 incurred by LMFAO, the Company or its Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 5.54. Investment Company Act Status. Neither LMFAO nor Merger Sub is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.55. Taxes. LMFAO has filed all material Tax Returns as required by applicable federal, state and local law. These Tax Returns are true, correct and complete in all material respects. LMFAO has paid all material Taxes, other than Taxes being contested in good faith and for which adequate reserves have been established. LMFAO is not currently engaged in any material audit, administrative or judicial proceeding with respect to Taxes. LMFAO has not received any written notice from a Governmental Authority of a proposed deficiency of any material amount of Taxes. LMFAO has withheld or collected from each payment made to its employees all material Taxes required to be withheld or collected therefrom and has paid the same to the proper tax authority.

Section 5.56. Insurance. LMFAO is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which LMFAO is engaged, including, but not limited to, directors and officers insurance coverage.

Section 5.57. Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Securities from the Company to the Investor in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D.

Section 5.58. No General Solicitation or Advertising. Neither LMFAO, Merger Sub, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 5.59. No Integrated Offering. None of LMFAO or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market. None of LMFAO, Merger Sub, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with any other offering of securities of the Company.

Section 5.60. Securities Act. LMFAO has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act.

Section 5.61. Anti-Corruption Laws; Trade Controls. Neither LMFAO nor any of its representatives has in violation of Anti-Corruption Laws offered, provided, promised, or authorized the provision of any contribution, gift, entertainment, expense relating to political activity, or any other money, property, or thing of value, directly or indirectly, to any Government Official to influence official action or to secure an improper advantage, or to encourage the recipient to breach a duty of good faith or loyalty or the policies of his/her employer. Neither LMFAO nor any of its representatives is currently, or has been in the past five years: (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, or

(iv) otherwise in violation of Trade Controls or Anti-Corruption Laws. In the past five years, LMFAO has not received from any Governmental Authority or any other Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit, in each case concerning any actual or potential violation or wrongdoing related to Trade Controls or Anti-Corruption Laws.

Section 5.62. Nasdaq Stock Market Listing. The issued and outstanding shares of LMFAO’s class A common stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “LMAO”. LMFAO is in compliance with the rules of Nasdaq and there is no Action pending or, to the knowledge of LMFAO, threatened against LMFAO by Nasdaq or the Commission with respect to any intention by such entity to deregister LMFAO’s class A common stock or terminate the listing of LMFAO’s class A common stock on Nasdaq. LMFAO has not taken any action in an attempt to terminate the registration of LMFAO’s class A common stock under the Exchange Act. Except as set forth in the LMFAO SEC Reports, LMFAO has not received any notice from Nasdaq or the Commission regarding the revocation of such listing or otherwise regarding the delisting of LMFAO’s class A common stock from the Nasdaq or the Commission.

Section 5.63. LMFAO’s Stockholders. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the Business Combination such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company post-Business Combination Closing.

Section 5.64. Contracts. Except for those Contracts filed (or incorporated by reference) as exhibits to the LMFAO SEC Reports, and except for the documents to be executed by LMFAO in connection with the PIPE Investment (as defined in the Merger Agreement) or the other Transactions (as defined in the Merger Agreement), neither LMFAO nor Merger Sub is a party to any Contract that would be required to be filed (or incorporated by reference) as an exhibit to LMFAO’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K.

Section 5.65. Acknowledgement Regarding Investor’s Acquisition of Securities. LMFAO acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated by the Transaction Documents. LMFAO further acknowledges that the Investor is not acting as a financial advisor or fiduciary of LMFAO or the Company (or in any similar capacity) with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. LMFAO further represents to the Investor that LMFAO’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by LMFAO and its representatives. LMFAO acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

III. SeaStar Medical Representations and Warranties. SeaStar Medical hereby makes the following representations and warranties to the Investor as of the date of this Agreement, which representations and warranties shall survive the execution and delivery of this Agreement until the Business Combination Closing, at which time such representations and warranties shall have no further force or effect and shall be superseded in their entirety by the representations, warranties and covenants of the Company set forth above in Subsection I of this Article V:

Section 5.66. Organization, Good Standing and Power. SeaStar Medical is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. SeaStar Medical is not in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. SeaStar Medical is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in an SeaStar Medical Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 5.67. Authorization, Enforcement. SeaStar Medical has the requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by SeaStar Medical and constitutes a valid and binding obligation of SeaStar Medical enforceable against SeaStar Medical in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.68. No Conflicts. The execution and delivery by SeaStar Medical of this Agreement and the Registration Rights Agreement do not and shall not (i) result in a violation of any provision of SeaStar Medical’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which SeaStar Medical is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of SeaStar Medical under any agreement or any commitment to which SeaStar Medical is a party or by which SeaStar Medical is bound or to which any of its properties or assets is subject, or (iv) result in a violation of any U.S. federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to SeaStar Medical or by which any property or asset of SeaStar Medical is bound or affected (including U.S. federal and state securities laws and regulations and the DGCL), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have an LMFAO Material Adverse Effect.

Section 5.69. Financial Statements; Accountants.

(a) The audited balance sheets of SeaStar Medical as at December 31, 2021 and December 31, 2020, respectively, and the related audited statements of income and comprehensive income, stockholders’ equity and cash flows for the years then ended, together with the auditor’s reports thereon (the “SeaStar Medical Financial Statements”) present fairly, in all material respects, the financial position, cash flows and results of operations of the Company as of the dates and for the periods indicated in such SeaStar Medical Financial Statements in conformity with GAAP consistently applied in all material respects and were derived from, and accurately reflect in all material respects, the books and records of the Company.

(b) The books of account and other financial records of SeaStar Medical have been kept accurately in all material respects, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects. There has been no change in the accounting methods or practices of SeaStar Medical since December 31, 2020. SeaStar Medical has established and maintains a system of internal accounting controls which is intended to provide, in all material respects, reasonable assurance: (i) that transactions, receipts and expenditures of SeaStar Medical are being executed and made only in accordance with appropriate authorizations of management and in all material respects in accordance with applicable Law, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of SeaStar Medical, (iv) that the amount recorded for assets on the books and records of SeaStar Medical is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference, and (v) that accounts, notes and other receivables and inventory are recorded accurately. Since January 1, 2020, neither SeaStar Medical nor any of its officers, directors or employees has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls (including any notification of any “significant deficiency” or “material weakness”), including any written complaint, allegation, assertion or claim that SeaStar Medical or any of its officers, directors or employees has engaged in questionable accounting or auditing practices.

(c) The Accountant, whose report on the financial statements of SeaStar Medical as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, and the related notes, which report is included in the Form S-4 Registration Statement and the Merger Proxy Statement/Prospectus, was during the periods covered by their report, with respect to SeaStar Medical, independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the knowledge of SeaStar Medical, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to SeaStar Medical.

Section 5.70. Subsidiaries. SeaStar Medical has no Subsidiaries, except Innovative BioTherapies, Inc., which is dormant. Without limiting the generality of the foregoing, SeaStar Medical does not control, own or possess, directly or indirectly, or have any interest or participation (direct or indirect) in, any other Person.

Section 5.71. No SeaStar Medical Material Adverse Effect. Except for any actions taken in response to COVID-19 Measures, since December 31, 2021, (a) there has not occurred any SeaStar Medical Material Adverse Effect, or any development that would result in an SeaStar Medical Material Adverse Effect, and (b) SeaStar Medical has conducted its business in the ordinary course of business consistent with past practice in all material respects.

Section 5.72. No Undisclosed Liabilities. There is no liability, debt or obligation against SeaStar Medical, except for liabilities and obligations (i) reflected or reserved for on SeaStar Medical’s balance sheet for the period ended December 31, 2021 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to SeaStar Medical), or (ii) that have arisen since the date of SeaStar Medical’s balance sheet for the period ended December 31, 2021 in the ordinary course of business of SeaStar Medical (other than any such liabilities as are not and would not be, in the aggregate, material to SeaStar Medical).

Section 5.73. No Material Defaults. Since December 31, 2021, there has been no existing or continuing default or event of default in respect of any Indebtedness of SeaStar Medical.

Section 5.74. Actions Pending. Since December 31, 2021 there has been no, pending or, to the knowledge of SeaStar Medical, threatened Action by, against or affecting SeaStar Medical or any of its properties, rights or assets that would, individually or in the aggregate, reasonably be expected to have a SeaStar Medical Material Adverse Effect. There is no, and since December 31, 2021 there has been no, Governmental Order imposed upon or, to the knowledge of SeaStar Medical, threatened against or affecting SeaStar Medical or any of its properties, rights or assets that would, individually or in the aggregate, reasonably be expected to have a SeaStar Medical Material Adverse Effect. SeaStar Medical is not a party to a settlement, conciliation or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or liabilities (of any nature) that, individually or in the aggregate, would have a SeaStar Medical Material Adverse Effect.

Section 5.75. Compliance With Laws. The business of SeaStar Medical has been and is presently being conducted in compliance with all applicable U.S. federal, state, local and foreign governmental laws, rules, regulations and ordinances, except for such non-compliance which, individually or in the aggregate, would not have a SeaStar Medical Material Adverse Effect. SeaStar Medical is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation of any Governmental Authority applicable to SeaStar Medical, and SeaStar Medical will not conduct its business in violation of any of the foregoing, except in all cases for any such violations which could not, individually or in the aggregate, have a SeaStar Medical Material Adverse Effect.

Section 5.76. Certain Fees. Except for the fees payable to Maxim Group LLC for acting as the Company’s placement agent in connection with the transactions contemplated by the Transaction Documents, no brokerage or finder’s fees or commissions are or will be payable by SeaStar Medical to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.15 incurred by SeaStar Medical that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 5.77. Investment Company Act Status. SeaStar Medical is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.78. Taxes. SeaStar Medical has filed all material Tax Returns as required by applicable federal, state and local law. These Tax Returns are true, correct and complete in all material respects. SeaStar Medical has paid all material Taxes, other than Taxes being contested in good faith and for which adequate reserves have been established. SeaStar Medical is not currently engaged in any material audit, administrative or judicial proceeding with respect to Taxes. SeaStar Medical has not received any written notice from a Governmental Authority of a proposed deficiency of any material amount of Taxes. SeaStar Medical has withheld or collected from each payment made to its employees all material Taxes required to be withheld or collected therefrom and has paid the same to the proper tax authority.

Section 5.79. Insurance. SeaStar Medical is insured by insurers against such losses and risks and in such amounts as are prudent and customary in the businesses in which SeaStar Medical is engaged, including, but not limited to, directors and officers insurance coverage.

Section 5.80. Anti-Corruption Laws; Trade Controls. Neither SeaStar Medical nor any of its representatives has in violation of Anti-Corruption Laws offered, provided, promised, or authorized the provision of any contribution, gift, entertainment, expense relating to political activity, or any other money, property, or thing of value, directly or indirectly, to any Government Official to influence official action or to secure an improper advantage, or to encourage the recipient to breach a duty of good faith or loyalty or the policies of his/her employer. Neither SeaStar Medical nor any of its representatives is currently, or has been in the past five years: (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, or (iv) otherwise in violation of Trade Controls or Anti-Corruption Laws. In the past five years, SeaStar Medical has not received from any Governmental Authority or any other Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit, in each case concerning any actual or potential violation or wrongdoing related to Trade Controls or Anti-Corruption Laws.

Section 5.81. Acknowledgement Regarding Investor’s Acquisition of Securities. SeaStar Medical acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated by the Transaction Documents. SeaStar Medical further acknowledges that the Investor is not acting as a financial advisor or fiduciary of SeaStar Medical (or in any similar capacity) with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. SeaStar Medical further represents to the Investor that SeaStar Medical’ decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by SeaStar Medical and its representatives. SeaStar Medical acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

ARTICLE VI

ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period (and with respect to the Company, for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 6.1. Securities Compliance. After the Closing Date, the Company shall notify the Commission and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 6.2. Reservation of Common Stock. From and after the Closing Date the Company shall have available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued shares of Common Stock to enable the Company to timely effect (i) the issuance and delivery of all Commitment Shares to be issued and delivered to the Investor under Section 10.1(ii) hereof within the time period specified in Section 10.1(ii) hereof, and (ii) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each VWAP Purchase effected under this Agreement, in the case of this clause (ii), at least prior to the delivery by the Company to the Investor of the applicable VWAP Purchase Notice in connection with such VWAP Purchase. Without limiting the generality of the foregoing, (a) as of the Trading Day on which the Initial Registration Statement is initially filed by the Company with the Commission (and in no event later than the Filing Deadline with respect to the Initial Registration Statement as set forth in the Registration Rights Agreement), the Company shall have reserved, out of its authorized and unissued Common Stock, a sufficient number of shares of Common Stock solely for the purpose of issuing all of the Commitment Shares under this Agreement to be issued and delivered to the Investor under Section 10.1(ii) hereof within the time period specified in Section 10.1(ii) hereof, and (b) as of the Closing Date the Company shall have reserved, and as of the Commencement Date shall have continued to reserve, out of its authorized and unissued Common Stock, [•]8 shares of Common Stock solely for the purpose of issuing and selling to the Investor as Shares that the Company may, in its sole discretion, elect to direct the Investor to purchase in VWAP Purchase effected by the Company from time to time from and after the Commencement Date under this Agreement. The number of shares of Common Stock so reserved for the purpose of effecting VWAP Purchases under this Agreement may be increased from time to time by the Company from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued, sold and delivered to the Investor pursuant to any VWAP Purchase effected by the Company from and after the Commencement Date pursuant to this Agreement.

[8]	To be inserted by amendment to this Agreement at the Closing.

Section 6.3. Registration and Listing. During the Investment Period, the Company shall use its commercially reasonable efforts to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing and trading of its Common Stock and the listing of the Securities purchased by the Investor hereunder on the Trading Market and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Trading Market. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Trading Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Stock to be listed or quoted on another Eligible Market.

Section 6.4. Compliance with Laws.

(i) During the Investment Period, the Company shall comply with applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Trading Market or Eligible Market, in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Shares under the Registration Statement in any material respect.

(ii) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Shares, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws, in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

Section 6.5. Keeping of Records and Books of Account; Due Diligence.

(i) The Investor and the Company shall each maintain records showing the remaining Total Commitment, the remaining Aggregate Limit and the dates and VWAP Purchase Share Amount for each VWAP Purchase pursuant to this Agreement.

(ii) Subject to the requirements of Section 6.12, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence; provided, however, that after the Closing Date, the Investor’s continued due diligence shall not be a condition precedent to the Commencement or to the Investor’s obligation to accept a VWAP Purchase Notice timely delivered by the Company to the Investor in accordance with this Agreement.

Section 6.6. No Frustration; No Variable Rate Transactions.

(i) No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver (i) the Commitment Shares to the Investor not later than 4:00 p.m. (New York City time) on the Trading Day on which the Initial Registration Statement is initially filed by the Company with the Commission (and in no event later than 4:00 p.m. (New York City time) on the Filing Deadline for the Initial Registration Statement as set forth in the Registration Rights Agreement), and (ii) the Shares to the Investor in respect of a VWAP Purchase not later than the applicable VWAP Purchase Settlement Date for such VWAP Purchase. For the avoidance of doubt, nothing in this Section 6.6(i) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

(ii) No Variable Rate Transactions. The Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Section 6.7. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 6.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

Section 6.8. Fundamental Transaction. If a VWAP Purchase Notice has been timely and properly delivered to the Investor for a VWAP Purchase under this Agreement, but the payment for, against issuance and delivery as DWAC Shares to the Investor of, all of the Shares constituting the full VWAP Purchase Share Amount purchased by the Investor in such VWAP Purchase has not been fully settled in accordance with this Agreement, including, without limitation, Section 3.2 of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of three (3) Trading Days following the later of (i) the VWAP

Purchase Settlement Date for the VWAP Purchase to which such VWAP Purchase Notice relates and (ii) such later Trading Date on which the payment for, against issuance and delivery as DWAC Shares to the Investor of, all of such Shares constituting the entire VWAP Purchase Share Amount purchased by the Investor in such VWAP Purchase shall have been fully settled in accordance with this Agreement, including, without limitation, Section 3.2 of this Agreement.

Section 6.9. Selling Restrictions. The Investor covenants and agrees that commencing upon the execution of this Agreement on the Closing Date and ending on the date of any termination of this Agreement pursuant to Section 8.1 or Section 8.2 (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in or effect any Short Sales of Common Stock or (ii) execute any stock pledge, forward sales contract, option, put, call, swap or similar hedging arrangement (including on a total return basis), which establishes a net short position with respect to the Common Stock. In addition to the foregoing, in connection with any resale of Securities by the Investor, each of the Restricted Persons shall comply in all respects with all applicable requirements of the Securities Act and the Exchange Act, including, without limitation, Regulation SHO, and all orders of any regulatory authority applicable to any Restricted Person.

Section 6.10. Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Initial Registration Statement and each New Registration Statement filed with the Commission under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 6.11. Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Securities for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.11, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 6.12. Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

Section 6.13. Broker/Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Securities that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which shall be unaffiliated with the Investor and not then currently engaged or used by the Company, and shall be a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and its transfer agent with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions.

Section 6.14. Disclosure Schedule.

(i) The Company may, from time to time, update the Disclosure Schedule as may be required to satisfy the conditions set forth in Section 7.2(i) and Section 7.3(i) (to the extent such condition set forth in Section 7.3(i) relates to the condition in Section 7.2(i) as of a specific VWAP Purchase Condition Satisfaction Time). For purposes of this Section 6.14, any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 6.14 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(ii) Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 6.15. Delivery of Bring Down Opinions and Compliance Certificates Upon Occurrence of Certain Events. Within three (3) Trading Days immediately following (i) the end of each PEA Period, if the Company is required under the Securities Act to file with the Commission (A) a post-effective amendment to the Initial Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, (B) a New Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(c) of the Registration Rights Agreement, or (C) a post-effective amendment to a New Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(c) of the Registration Rights Agreement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and (ii) the date the Company files with the Commission (A) a Prospectus Supplement to the Prospectus contained in the Initial Registration Statement or any New Registration Statement under the Securities Act, (B) an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, (C) an amendment on Form 10-K/A to an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained in a previously filed Form 10-K, and (D) a Commission Document under the Exchange Act (other than those referred to in clauses (ii)(A) and (ii)(B) of this Section 6.15), which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained or incorporated by reference in the Initial Registration Statement, any New Registration Statement, or the Prospectus or any Prospectus Supplement contained in the Initial Registration Statement or any New Registration Statement (it being hereby acknowledged and agreed that the filing by the Company with the Commission of a quarterly report on Form 10-Q that includes only updated financial information as of the end of the Company’s most recent fiscal quarter shall not, in and of itself, constitute an “amendment” or “restatement” for purposes of clause (ii) of this Section 6.15), in each case of this clause (ii) if the Company is not also then required under the Securities Act to file a post-effective amendment to the Initial Registration Statement, any New Registration Statement or a post-effective amendment to any New Registration Statement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and in any case of this clause (ii), not more than once per calendar quarter, the Company shall (I) deliver to the Investor a Compliance Certificate, dated such date, and (II) cause to be furnished to the Investor an opinion and negative assurances “bring down” from outside counsel to the Company substantially in the form mutually agreed to by the Company and the Investor prior to the Closing, modified, as necessary, to relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by such Prospectus Supplement, as applicable (each such opinion, a “Bring Down Opinion”).

ARTICLE VII

CONDITIONS TO CLOSING, COMMENCEMENT AND VWAP PURCHASES

Section 7.1. Conditions Precedent to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 7.1 on the Closing Date.

(i) Business Combination Closing. The Business Combination Closing shall have occurred at least two (2) Trading Days prior to the Closing Date, and as of the Closing Date, SeaStar Medical is a wholly owned Subsidiary of the Company (formerly LMFAO).

(ii) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iv) Payment of Investor Expense Reimbursement and Issuance of Commitment Shares or Payment of Commitment Fee. Prior to the Closing, SeaStar Medical (prior to the Business Combination Closing) or the Company (after the Business Combination Closing) shall have paid by wire transfer of immediately available funds to an account designated by the Investor, the Investor Expense Reimbursement in accordance with Section 10.1(i), all of which Investor Expense Reimbursement shall be fully earned as of date of this Agreement, regardless of whether the Business Combination Closing shall occur or whether the Closing or the Commencement shall occur, or any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. On the Closing Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor, not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the Closing Date, a certificate or book-entry statement representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company not later than two (2) Trading Days prior to the Closing Date), in consideration for the Investor’s execution and delivery of this Agreement. Such certificate or book-entry statement shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4 hereof. For the avoidance of doubt, the entire Commitment Fee shall be fully earned by the Investor as of the date of this Agreement, which Commitment Fee (i) shall be paid to the Investor in cash pursuant to and in accordance with Section 10.1(ii) if this Agreement is terminated by any party hereto under Section 8.2 at any time prior to the Closing under this Agreement, provided the Business Combination Closing occurs pursuant to the Business Combination Agreement either before or after such termination, or (ii) shall be paid to the Investor as Commitment Shares, provided the Closing shall have occurred on the Closing Date, at such time and otherwise in accordance with Section 10.1(ii) of this Agreement, in either case of clause (i) and (ii) regardless of whether the Commencement shall occur, or any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement (it being hereby acknowledged and agreed that in the event of any purported termination of this Agreement by any of the parties hereto under Section 8.2 after the date of this Agreement but prior to the Closing under this Agreement, the entire Commitment Fee shall become immediately due and payable by the Company to the Investor, provided that the Business Combination Closing occurs pursuant to the Business Combination Agreement either before or after such termination, which Commitment Fee shall be paid by wire transfer of immediately available funds to an account designated by the Investor to the Company, not later than one (1) Trading Day after the Business Combination Closing has occurred, and no such termination of this Agreement shall become effective unless and until the entire Commitment Fee has been paid by the Company to the Investor pursuant to and in accordance with this Agreement).

(v) Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto shall be delivered as provided in Section 2.2. Simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have received (a) the opinions of outside counsel to the Company, dated the Closing Date, in the forms mutually agreed to by the Company and the Investor prior to the Closing, and (b) the closing certificate from the Company, dated the Closing Date, in the form of Exhibit B hereto.

Section 7.2. Conditions Precedent to Commencement. The right of the Company to commence delivering VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept VWAP Purchase Notices delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at Commencement, of each of the conditions set forth in this Section 7.2.

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit C (the “Compliance Certificate”).

(iii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the Commission, and the Investor shall be permitted to utilize the Prospectus therein to resell (a) all of the Commitment Shares and (b) all of the Shares included in such Prospectus.

(iv) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any other law. The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(v) Other Commission Filings. The Current Report and the Form D shall have been filed with the Commission as required pursuant to Section 2.3. The final Prospectus included in the Initial Registration Statement shall have been filed with the Commission prior to Commencement in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to Commencement shall have been filed with the Commission.

(vi) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(vii) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(viii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(ix) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced, and no inquiry or investigation by any governmental authority shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(x) Listing of Securities. All of the Securities that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market (or on an Eligible Market) as of the Commencement Date, subject only to notice of issuance.

(xi) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xii) No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (a) commenced a voluntary case, (b) consented to the entry of an order for relief against it in an involuntary case, (c) consented to the appointment of a Custodian of the Company or for all or substantially all of its property, or (d) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (I) is for relief against the Company in an involuntary case, (II) appoints a Custodian of the Company or for all or substantially all of its property, or (III) orders the liquidation of the Company or any of its Subsidiaries.

(xiii) Commitment Shares Issued. The Company shall have caused its transfer agent to issue and deliver to the Investor, not later than 4:00 p.m. (New York City time) on the Trading Day on which the Initial Registration Statement is initially filed by the Company with the Commission, and in no event later than 4:00 p.m. (New York City time) on the Filing Deadline for the Initial Registration Statement as set forth in the Registration Rights Agreement, one or more certificate(s) or book-entry statement(s) representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the date of issuance of such Commitment Shares). Such certificate or book-entry statement shall be delivered to the Investor by email or overnight courier at its address set forth in Section 10.4. On or prior to the Commencement Date, the Company shall have caused its transfer agent to credit the Investor’s or its designee’s account at DTC as DWAC Shares, in accordance with Section 10.1(iv), such number of shares of Common Stock equal to the number of Commitment Shares previously issued to the Investor in certificated or book-entry form pursuant to Section 10.1(ii) hereof.

(xiv) Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to acknowledged in writing by the Company’s transfer agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Company’s transfer agent, in each case directing the Company’s transfer agent to issue to the Investor or its designated Broker-Dealer all of the Commitment Shares and Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement.

(xv) Reservation of Shares. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, [•]9 shares of Common Stock solely for the purpose of effecting VWAP Purchases under this Agreement.

(xvi) Opinions and Bring-Down Opinions of Company Counsel. On the Commencement Date, the Investor shall have received the opinions, bring-down opinions and negative assurances from outside counsel to the Company, dated the Commencement Date, in the forms mutually agreed to by the Company and the Investor prior to the Closing.

Section 7.3. Conditions Precedent to VWAP Purchases after Commencement Date. The right of the Company to deliver a VWAP Purchase Notice under this Agreement after the Commencement Date, and the obligation of the Investor to accept a VWAP Purchase Notice delivered to the Investor by the Company under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 7.3 at the applicable VWAP Purchase Condition Satisfaction Time for the VWAP Purchase to be effected by such VWAP Purchase Notice.

(i) Satisfaction of Certain Prior Conditions. Each of the conditions set forth in subsections (i), (ii), and (vii) through (xiii) set forth in Section 7.2 shall be satisfied at each VWAP Purchase Condition Satisfaction Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i) and (ii) of Section 7.2 replaced with “applicable VWAP Purchase Condition Satisfaction Time”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 6.15 and Section 7.3(x).

[9]	To be inserted by amendment to this Agreement signed at the Closing.

(ii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Company with the Commission after the Commencement Date and prior to the applicable VWAP Purchase Condition Satisfaction Time pursuant to the Registration Rights Agreement, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period (as defined in the Registration Rights Agreement), and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Commitment Shares, (b) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices delivered by the Company to the Investor prior to the delivery of the applicable VWAP Purchase Notice on the applicable VWAP Purchase Exercise Date, and (c) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice delivered by the Company to the Investor for a VWAP Purchase in accordance with this Agreement.

(iii) Any Required New Registration Statement Effective. Any New Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Condition Satisfaction Time, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Commitment Shares (if any) included in such New Registration Statement, and any post-effective amendment thereto, (b) all of the Shares included in such New Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices delivered by the Company to the Investor prior to the delivery of the applicable VWAP Purchase Notice on the applicable VWAP Purchase Exercise Date, and (c) all of the Shares included in such new Registration Statement, and any post-effective amendment thereto, that are issuable pursuant the applicable VWAP Purchase Notice delivered by the Company to the Investor for a VWAP Purchase in accordance with this Agreement.

(iv) Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall have delivered or caused to be delivered to its transfer agent (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Company’s transfer agent and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

(v) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase to be effected hereunder). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(vi) Other Commission Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Condition Satisfaction Time shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. The final Prospectus included in any New

Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Condition Satisfaction Time shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable VWAP Purchase Condition Satisfaction Time shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(vii) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable VWAP Purchase Condition Satisfaction Time), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(viii) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall not (a) exceed the applicable VWAP Purchase Maximum Amount, (b) cause the Aggregate Limit or the Beneficial Ownership Limitation to be exceeded, or (c) cause the Exchange Cap (to the extent applicable under Section 3.3) to be exceeded, unless in the case of this clause (c), the Company’s stockholders have theretofore approved the issuance of Common Stock under this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market.

(ix) Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall have been duly authorized by all necessary corporate action of the Company. The Company shall have delivered to the Investor (or its designated Broker-Dealer), and the Investor (or its designated Broker-Dealer) shall have received, all Shares relating to all prior VWAP Purchase Notices as DWAC Shares.

(x) Opinions and Bring-Down Opinions of Company Counsel. The Investor shall have received (a) all Bring Down Opinions from the Company’s outside counsel for which the Company was obligated to instruct its outside counsel to deliver to the Investor prior to the applicable VWAP Purchase Condition Satisfaction Time and (b) all Compliance Certificates from the Company that the Company was obligated to deliver to the Investor prior to the applicable VWAP Purchase Condition Satisfaction Time in accordance with Section 6.15.

ARTICLE VIII

TERMINATION

Section 8.1. Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the Closing Date, (ii) the date on which the Investor shall have purchased the Total Commitment worth of Shares pursuant to this Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the Trading Market or any Eligible Market, (iv) the thirtieth (30th) Trading Day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) Trading Day, and (v) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

Section 8.2. Other Termination. Subject to Section 8.3, any of LMFAO or SeaStar Medical, prior to the Business Combination Closing, or the Company, from and after the Business Combination Closing, may terminate this Agreement effective upon five (5) Trading Days’ prior written notice to the Investor in accordance with Section 10.4; provided, however, that (i) if this Agreement is terminated by any of LMFAO, SeaStar Medical or the Company at any time after the date of this Agreement, SeaStar Medical (if this Agreement is terminated prior to the Business Combination Closing pursuant to the Business Combination Agreement) or the Company (if this Agreement is terminated at any time after the Business Combination Closing pursuant to the Business Combination Agreement) shall have paid the Investor Expense Reimbursement required to be paid to the Investor pursuant to Section 10.1(i) of this Agreement, in each case prior to such termination, (ii) if this Agreement is terminated by LMAO, SeaStar Medical or the Company at any time after the date of this Agreement, but prior to the Closing under this Agreement, and if the Business Combination Closing occurs pursuant to the Business Combination Agreement at any time either before or after such termination, the Company shall have paid to the Investor the Commitment Fee required to be paid to the Investor pursuant to Section 10.1(ii) of this Agreement not later than one (1) Trading Day immediately following the Business Combination Closing, (iii) if this Agreement is terminated by the Company at any time after the Closing on the Closing Date under this Agreement, the Company shall have issued all Commitment Shares to the Investor pursuant to Section 10.1(ii) of this Agreement, prior to such termination, and (iv) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, LMFAO and SeaStar Medical, prior to the Business Combination Closing, and the Company, from and after the Business Combination Closing, shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon five (5) Trading Days’ prior written notice to the Company in accordance with Section 10.4, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the Initial Registration Statement and any New Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the Commission by the applicable Effectiveness Deadline therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 10.4; (d) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 20 consecutive Trading Days or for more than an aggregate of 60 Trading Days in any 365-day period, other than due to acts of the Investor; (e) trading in the Common Stock on the Trading Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) shall have been suspended and such suspension continues for a period of three (3) consecutive Trading Days; (f) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4; or (g) the Business Combination Closing Date shall not have occurred prior to December 1, 2022. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than 24 hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 8.3. Effect of Termination. In the event of termination by LMFAO, SeaStar Medical, the Company or the Investor (other than by mutual termination) pursuant to Section 8.2, written notice thereof shall forthwith be given to the other parties as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 8.1 or Section 8.2, this Agreement shall become void and of no further force and effect, except that (i) provisions of Subsection II of Article V of this Agreement (LMFAO Representations and Warranties) and Subsection III of Article V of this Agreement (SeaStar Medical Representations and Warranties) shall survive the execution and delivery of this Agreement until the Business Combination Closing, at which time such representations and warranties shall have no further force or effect and shall be superseded in their entirety by the representations, warranties and covenants of the Company set forth in Subsection I of Article V (Representations, Warranties and Covenants of the Company), (ii) the provisions of Subsection I of Article V (Representations, Warranties and Covenants of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, and, (iii) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in Article VI (Additional Covenants) shall remain in full force and notwithstanding such termination for a period of six (6) months following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the first Trading Day immediately following the applicable VWAP Purchase Settlement Date related to any pending VWAP Purchase Notice that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase, and that the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase under the Transaction Documents), (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination, (iii) affect the Investor Expense Reimbursement payable to the Investor, all of which fees and expenses shall be fully earned and non-refundable as of the date of this Agreement pursuant to Section 10.1(i), regardless of whether the Business Combination Closing shall occur, or whether the Closing or the Commencement shall occur or whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement, or (iv) affect the Commitment Fee payable to the Investor, or any rights of the Investor thereto, it being hereby acknowledged and agreed that the entire Commitment Fee shall be fully earned by the Investor as of the date of this Agreement, which Commitment Fee (i) shall be paid to the Investor in cash pursuant to and in accordance with Section 10.1(ii) if this Agreement is terminated by any party hereto under Section 8.2 at any time prior to the Closing under this Agreement, provided the Business Combination Closing occurs pursuant to the Business Combination Agreement either before or after such termination, or (ii) shall be paid to the Investor as Commitment Shares, provided the Closing shall have occurred on the Closing Date, at such time and otherwise in accordance with Section 10.1(ii) of this Agreement, in either case of clause (i) and (ii) regardless of whether the Commencement shall occur, or any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement (it being hereby further acknowledged and agreed that in the event of any purported termination of this Agreement by any of the parties hereto under Section 8.2 after the date of this Agreement but prior to the Closing under this Agreement, the entire Commitment Fee shall become immediately due and payable by the Company to the Investor, provided that the Business Combination Closing occurs pursuant to the Business Combination Agreement either before or after such termination, which Commitment Fee shall be paid by wire transfer of immediately available funds to an account designated by the Investor to the Company, not later than one (1) Trading Day after the Business Combination Closing has occurred, and no such termination of this Agreement shall become effective unless and until the entire Commitment Fee has been paid by the Company to the Investor pursuant to and in accordance with this Agreement). Nothing in this Section 8.3 shall be deemed to release LMFAO, SeaStar Medical, the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of LMFAO, SeaStar Medical, the Company and the Investor to compel specific performance by the other parties of their respective obligations under the Transaction Documents to which they are a party.

ARTICLE IX

INDEMNIFICATION

Section 9.1. Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.1, LMFAO and SeaStar Medical, severally and not jointly, prior to the Business Combination Closing, and the Company, from and after the Business Combination Closing, shall indemnify and hold harmless the Investor, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company or by LMFAO or SeaStar Medical in this Agreement in this Agreement, the Registration Rights Agreement or in the other Transaction Documents to which it is a party or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company, LMFAO or SeaStar Medical) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement, and (y) LMFAO, SeaStar Medical and the Company shall not be liable under subsection (b) of this Section 9.1 to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

Prior to the Business Combination Closing, LMFAO and SeaStar Medical, severally and not jointly, and from and after the Business Combination Closing, the Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1; provided that the Investor shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of LMFAO, SeaStar Medical or the Company set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that LMFAO, SeaStar Medical or the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by LMFAO, SeaStar Medical and the Company set forth in this Section 9.1 may be unenforceable for any reason, LMFAO, SeaStar Medical and the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

Section 9.2. Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party will notify the Company (or, with respect to claims relating to any period prior to the Business Combination Closing, SWVL and Holdings) (such party, the “Indemnifying Party”) in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Indemnifying Party will not relieve such party from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The Indemnifying Party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Indemnifying Party acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Indemnifying Party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Indemnifying Party notifies the Investor Party that the Indemnifying Party wishes to assume the defense of a claim, action, suit or proceeding, the Indemnifying Party will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Indemnifying Party and such Investor Party. In such event, the Indemnifying Party will pay the reasonable fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 9.1, will cooperate in all reasonable respects with the Indemnifying Party in the defense of any action or claim as to which indemnification is sought. The Indemnifying Party will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Indemnifying Party will not, without the prior written consent of the Investor Party, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

ARTICLE X

MISCELLANEOUS

Section 10.1. Certain Fees and Expenses; Commitment Fee/Shares; Commencement Irrevocable Transfer Agent Instructions.

(i) Certain Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that SeaStar Medical (if prior to the Business Combination Closing) or the Company (if after the Business Combination Closing) has paid prior to the Closing, by wire transfer of immediately available funds to an account designated by the Investor, $75,000 as reimbursement for the Investor’s reasonable out-of-pocket expenses (including the Investor’s legal fees and expenses), in connection with the transaction contemplated by the Transaction Documents (the “Investor Expense Reimbursement”). For the avoidance of doubt, the Investor Expense Reimbursement shall be fully earned and non-refundable as of the date of this Agreement, regardless of whether the Business Combination Closing shall occur pursuant to the Business Combination Agreement, or whether the Closing or the Commencement shall occur pursuant to this Agreement or whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other Taxes and duties levied in connection with issuance of the Securities pursuant hereto.

(ii) Commitment Fee; Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, after the Closing on the Closing Date the Company shall deliver irrevocable instructions to its transfer agent to issue and deliver to the Investor, not later than 4:00 p.m. (New York City time) on the Trading Day on which the Initial Registration Statement is initially filed by the Company with the Commission, and in no event later than 4:00 p.m. (New York City time) on the Filing Deadline for the Initial Registration Statement as set forth in the Registration Rights Agreement, one or more certificate(s) or book-entry statement(s) representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the date of issuance of such Commitment Shares). Such certificate or book-entry statement shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4. Upon issuance, the Commitment Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and, subject to the provisions of subsection (iv) of this Section 10.1, the certificate or book-entry statement representing the Commitment Shares shall bear the restrictive legend set forth below in subsection (iii) of this Section 10.1. The Commitment Shares shall constitute Registrable Securities and shall be included in the Initial Registration Statement and any post-effective amendment thereto, and the Prospectus included therein and, if necessary to register the resale thereof by the Investor under the Securities Act, in any New Registration Statement and any post-effective amendment thereto, in each case in accordance with this Agreement and the Registration Rights Agreement. For the avoidance of doubt, the entire Commitment Fee shall be fully earned by the Investor as of the date of this Agreement, which Commitment Fee (i) shall be paid to the Investor in cash pursuant to and in accordance with this Section 10.1(ii) if this Agreement is terminated by any party hereto under Section 8.2 at any time prior to the Closing under this Agreement, provided the Business Combination Closing occurs pursuant to the Business Combination Agreement either before or after such termination, or (ii)

shall be paid to the Investor as Commitment Shares, provided the Closing shall have occurred on the Closing Date, at such time and otherwise in accordance with this Section 10.1(ii) of this Agreement, in either case of clause (i) and (ii) regardless of whether the Commencement shall occur, or any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement (it being hereby further acknowledged and agreed that in the event of any purported termination of this Agreement by any of the parties hereto under Section 8.2 after the date of this Agreement but prior to the Closing under this Agreement, the entire Commitment Fee shall become immediately due and payable by the Company to the Investor, provided that the Business Combination Closing occurs pursuant to the Business Combination Agreement either before or after such termination, which Commitment Fee shall be paid by wire transfer of immediately available funds to an account designated by the Investor to the Company, not later than one (1) Trading Day after the Business Combination Closing has occurred, and no such termination of this Agreement shall become effective unless and until the entire Commitment Fee has been paid by the Company to the Investor pursuant to and in accordance with this Agreement), and upon the issuance of the Commitment Shares to the Investor pursuant to and in accordance with this Agreement, the obligation of the Company to pay the cash Commitment Fee to the Investor under this Agreement shall terminate.

(iii) Legends. The certificate(s) or book-entry statement(s) representing the Commitment Shares issued prior to the Effective Date of the Initial Registration Statement, except as set forth below, shall bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of the Commitment Shares):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Notwithstanding the foregoing and for the avoidance of doubt, all Shares to be issued in respect of any VWAP Purchase Notice delivered to the Investor pursuant to this Agreement shall be issued to the Investor in accordance with Section 3.2 by crediting the Investor’s or its designees’ account at DTC as DWAC Shares, and the Company shall not take any action or give instructions to any transfer agent of the Company otherwise.

(iv) Irrevocable Transfer Agent Instructions; Notice of Effectiveness. On the earlier of (a) the Commencement Date and (b) such time that the Investor shall request, provided all conditions of Rule 144 are met, the Company shall, no later than one (1) Trading Day following the delivery by the Investor to the Company or its transfer agent of one or more legended certificates or book-entry statements representing the Commitment Shares issued to the Investor pursuant to Section 10.1(ii) (which certificates or book-entry statements the Investor shall promptly deliver on or prior to the first to occur of the events described in clauses (a) and (b) of this sentence), cause the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC as DWAC Shares such number of shares of Common Stock equal to the number of Commitment Shares issued to the Investor pursuant to Section 10.1(ii). The Company shall take all actions to carry out the intent and accomplish the purposes of the immediately preceding sentence, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to its transfer agent, and any successor transfer agent of the Company, as may be requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of the immediately preceding sentence. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company), (i) irrevocable instructions executed by the Company and acknowledged in writing by the Company’s transfer agent (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness”) relating to the Initial Registration Statement executed by the Company’s outside counsel, in each case directing the Company’s transfer agent to issue to the Investor or its designee all of the Commitment Shares and the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company) (i) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Company’s transfer agent and (ii) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. For the avoidance of doubt, all Shares and Commitment Shares to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than those referred to in this Section 10.1(iv) will be given by the Company to its transfer agent, or any successor transfer agent of the Company, with respect to the Shares and the Commitment Shares from and after Commencement, and the Shares and the Commitment Shares (as applicable) covered by the Initial Registration Statement or any post-effective amendment thereof, or any New Registration Statement or post-effective amendment thereof, as applicable, shall otherwise be freely transferable on the books and records of the Company and no stop transfer instructions shall be maintained against the transfer thereof. The Company agrees that if the Company fails to fully comply with the provisions of this Section 10.1(iv) within three (3) Trading Days after the date on which the Investor has provided the deliverables referred to above that the Investor is required to provide to the Company or its transfer agent, the Company shall, at the Investor’s written instruction, purchase from the Investor all shares of Common Stock purchased or acquired by the Investor pursuant to this Agreement that contain the restrictive legend referred to in Section 10.1(iii) hereof (or any similar restrictive legend) at the greater of (i) the purchase price paid for such shares of Common Stock (as applicable) and (ii) the Closing Sale Price of the Common Stock on the date of the Investor’s written instruction.

Section 10.2. Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i) Each of the parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each of the parties hereto (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the parties hereto consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

(iii) EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

Section 10.3. Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 10.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to LMFAO pre-Business Combination Closing:

LMF Acquisition Opportunities, Inc.

1200 West Platt Street, Suite 100

Tampa, Florida 33606

Telephone Number: (813) 222-8996

Email: bruce@lmfunding.com

rrussell@lmfunding.com

Attention: Bruce M. Rodgers, CEO

Richard Russell, CFO

With a copy (which shall not constitute notice) to:

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602

Telephone Number: (813) 229-2300

Email: ccreely@foley.com

Attention: Curt P. Creely, Esq.

If to SeaStar Medical pre-Business Combination Closing:

SeaStar Medical, Inc.

3513 Brighton Boulevard, Suite #410

Denver, Colorado 80216

Telephone Number: (844) 427-8100

Email: eric@seastarmed.com

Attention: Eric Schlorff, CEO

With a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

1400 Page Mill Road

Palo Alto, CA 94304

Telephone Number: (650) 843-4000

Email: albert.lung@morganlewis.com

Attention: Albert Lung, Esq.

If to the Company post-Business Combination Closing:

SeaStar Medical Holding Corporation

1200 West Platt Street, Suite 100

Tampa, Florida 33606

Telephone Number: (813) 222-8996

Email: eric@seastarmed.com

caryl@seastarmed.com

Attention: Eric Schlorff, CEO

Caryl Baron, Finance Controller

With a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

1400 Page Mill Road

Palo Alto, CA 94304

Telephone Number: (650) 843-4000

Email: albert.lung@morganlewis.com

Attention: Albert Lung, Esq.

If to the Investor:

Tumim Stone Capital LLC

140 Broadway, 38th Floor

New York, NY 10005

Telephone Number: (646) 845-0040

Email: mjtarlow@3ifund.com

Attention: Maier Joshua Tarlow

With a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

51 West 52nd Street

New York, NY 10019

Telephone Number: (212) 415-9214

Email: marsico.anthony@dorsey.com

Attention: Anthony J. Marsico, Esq.

Any party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other parties hereto.

Section 10.5. Waivers. No provision of this Agreement may be waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6. Amendments. No provision of this Agreement may be amended by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 10.7. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 10.8. Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices and number of shares of Common Stock in any Transaction Document shall, in all cases, be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 10.9. Binding Effect. This Agreement, as it may be amended at or prior to the Closing, shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Company nor the Investor may assign this Agreement, as so amended, or any of their respective rights or obligations hereunder to any Person.

Section 10.10. No Third Party Beneficiaries. Except as expressly provided in Article IX, this Agreement, as it may be amended at or prior to the Closing, is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 10.12. Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) provisions of Subsection II of Article V of this Agreement (LMFAO Representations and Warranties) and Subsection III of Article V of this Agreement (SeaStar Medical Representations and Warranties) shall survive the execution and delivery of this Agreement until the Business Combination Closing, at which time such representations and warranties shall have no further force or effect and shall be superseded in their entirety by the representations, warranties and covenants of the Company set forth in Subsection I of Article V (Representations, Warranties and Covenants of the Company), (ii) the provisions of Subsection I of Article V (Representations, Warranties and Covenants of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, and, (iii) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in Article VI (Additional Covenants) shall remain in full force and notwithstanding such termination for a period of six (6) months following such termination.

Section 10.13. Counterparts. This Agreement, and any amendments hereto, may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 10.14. Publicity. LMFAO and SeaStar Medical (as applicable and prior to the Business Combination Closing) and the Company (as applicable from and after the Business Combination Closing) shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other written public disclosure made by or on behalf of such party and relating to the Investor, its purchases hereunder or any aspect of this Agreement or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of this Agreement, the Registration Rights Agreement or the transactions contemplated hereby or thereby.

Section 10.15. Severability. The provisions of this Agreement, as it may be amended hereunder, are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.16. Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, as it may be amended hereunder.

Section 10.17. Trust Account Waiver. The Investor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the Trust Account, and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

LMFAO:

LMF ACQUISITION OPPORTUNITIES, INC.

By:	/s/ Richard Russell
Name: Richard Russell
Title: Chief Financial Officer

SEASTAR MEDICAL:

SEASTAR MEDICAL, INC.

By:	/s/ Eric Schlorff
Name: Eric Schlorff
Title: Chief Executive Officer

THE INVESTOR:

TUMIM STONE CAPITAL LLC:

By:	/s/ Maier Tarlow
Name: Maier Tarlow
Title: Manager on Behalf of the GP

ANNEX I TO THE

COMMON STOCK PURCHASE AGREEMENT

DEFINITIONS

“2021 Form 10-K” shall have the meaning assigned to such term in the definition of Commission Document.

“Accountant” shall have the meaning assigned to such term in Section 5.6(e).

“Action” means any claim, charge, action, suit, complaint, grievance, audit, investigation, inquiry, assessment, arbitration or legal, judicial or administrative proceeding (whether at law or in equity).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Aggregate Limit” shall have the meaning assigned to such term in Section 2.1.

“Agreement” shall have the meaning assigned to such term in the preamble of this Agreement. For the avoidance of doubt, the term “Agreement” shall include any and all amendments hereto that may be effected by the parties pursuant to Section 10.6.

“Allowable Grace Period” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Anti-Corruption Laws” means all U.S. and applicable non-U.S. Laws relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Average Price” means a price per Share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing (i) the aggregate gross purchase price paid by the Investor for all Shares purchased pursuant to this Agreement, by (ii) the aggregate number of Shares issued pursuant to this Agreement.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

“Base Price” means a price per Share equal to the sum of (i) the Minimum Price and (ii) $[●]10 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement).

[10]	To be calculated as of the Closing and inserted by amendment to this Agreement signed at the Closing, post-merger effective time.

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 3.4.

“Bloomberg” means Bloomberg, L.P.

“Breach” shall have the meaning assigned to such term in Section 5.36.

“Bring Down Opinion” shall have the meaning assigned to such term in Section 6.15.

“Broker-Dealer” shall have the meaning assigned to such term in Section 6.13.

“Business Combination” shall have the meaning assigned to such term in the recitals of this Agreement.

“Business Combination Closing” shall have the meaning assigned to such term in the recitals of this Agreement.

“Business Combination Closing Date” shall have the meaning assigned to such term in Section 5.6(a).

“Bylaws” shall have the meaning assigned to such term in Section 5.3.

“CARES Act” means (i) the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and any administrative or other guidance published with respect thereto by any Governmental Entity (including IRS Notices 2020-22 and 2020-65), or any other Law or executive order or executive memorandum (including the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020) intended to address the consequences of COVID-19 (in each case, including any comparable provisions of state, local or non-U.S. Law and including any related or similar orders or declarations from any Governmental Entity) and (ii) any extension of, amendment, supplement, correction, revision or similar treatment to any provision of the CARES Act contained in the Consolidated Appropriations Act, 2021, H.R. 133.

“Charter” shall have the meaning assigned to such term in Section 5.3.

“Claim” shall have the meaning assigned to such term in Section 10.17.

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” shall have the meaning assigned to such term in Section 2.2.

“Closing Sale Price” means, for the Common Stock as of any date, the last closing trade price for the Common Stock on the Trading Market (or if the Common Stock is then traded on an Eligible Market, on such Eligible Market), as reported by Bloomberg, or, if the Trading Market (or such Eligible Market, as applicable) begins to operate on an extended hours basis and does not designate the closing trade price for the Common Stock, then the last trade price for the Common Stock prior to 4:00 p.m., New York City time, as reported by Bloomberg, or, if the foregoing do not apply, the last trade price for the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no last trade price is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Code” shall have the meaning assigned to such term in Section 5.24 hereof.

“Commencement” shall have the meaning assigned to such term in Section 3.1.

“Commencement Date” shall have the meaning assigned to such term in Section 3.1.

“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 10.1(iv).

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) LMF Acquisition Opportunities, Inc.’s registration statement on Form S-4 (File No. 333-264993) initially filed with the Commission on May 16, 2022, including any related prospectus or prospectuses, for the registration of the Common Stock to be issued pursuant to the Agreement and Plan of Merger, dated as of April 21, 2022 (as the same may be amended from time to time), by and among LMF Acquisition Opportunities, Inc., LMF Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of LMF Acquisition Opportunities, Inc., and SeaStar Medical, Inc., on file with the Commission at the time such registration statement became effective, including the financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date of such registration statement under the Securities Act (the “Form S-4 Registration Statement”), (2) LMF Acquisition Opportunities, Inc.’s final proxy statement/prospectus included in the Form S-4 Registration Statement at the time of effectiveness, including the Annexes thereto and accompanying financial statements and all related soliciting materials under Rule 14a-12 under the Exchange Act, and all documents incorporated therein by reference, in the form in which such proxy statement/prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Merger Proxy Statement/Prospectus”), (3) LMF Acquisition Opportunities, Inc.’s annual report on Form 10-K for its fiscal year ended December 31, 2021 filed with the Commission on April 6, 2022 (the “2021 Form 10-K”), (4) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since the Business Combination Closing Date, including, without limitation, (A) the Company’s current report on Form 8-K (as the same may be amended by Form 8-K/A) filed with the Commission by the Company to report the Business Combination Closing, including all documents, financial statements and other information attached thereto or incorporated by reference therein as Exhibits thereto (the “Merger Form 8-K”), and (B) the Current Report, (5) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (6) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Commitment Fee” means an amount in cash equal to $2,500,000.00 which, in the event of any purported termination of this Agreement by any of the parties hereto under Section 8.2 at any time after the date of this Agreement, but prior to the Closing under this Agreement, shall become immediately due and payable by the Company to the Investor upon the Business Combination Closing pursuant to the Business Combination Agreement, and shall be paid by wire transfer of immediately available funds to an account designated by the Investor to the Company, not later than one (1) Trading Day after the Business Combination Closing, and no such termination of this Agreement shall become effective unless and until such entire cash amount has been paid by the Company to the Investor pursuant to and in accordance with this Agreement.

“Commitment Shares” means such number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (rounded up or down to the nearest whole share) equal to the quotient obtained by dividing (i) $2,500,000, by (ii) the lowest daily VWAP during the three (3) consecutive Trading Day period ending on (and including) the Trading Day immediately prior to the date on which the Initial Registration Statement is initially filed by the Company with the Commission, which the Company shall cause its transfer agent to issue and deliver to the Investor not later than 4:00 p.m. (New York City time) on the Trading Day on which the Initial Registration Statement is initially filed by the Company with the Commission, and in no event later than 4:00 p.m. (New York City time) on the Filing Deadline for the Initial Registration Statement as set forth in the Registration Rights Agreement.

“Common Stock” shall have the meaning assigned to such term in the recitals of this Agreement.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning assigned to such term in the recitals to this Agreement.

“Company Benefit Plan” shall have the meaning assigned to such term in Section 5.24.

“Company Product” shall have the meaning assigned to such term in Section 5.37.

“Compliance Certificate” shall have the meaning assigned to such term in Section 7.2(ii).

“Contracts” means any agreement, contract, license, lease, sublease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Copyrights” shall have the meaning assigned to such term in the definition of Intellectual Property.

“Cover Price” shall have the meaning assigned to such term in Section 3.2.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the CARES Act.

“Current Report” shall have the meaning assigned to such term in Section 2.3.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Data Security Requirements” shall have the meaning assigned to such term in Section 5.17(c).

“Damages” shall have the meaning assigned to such term in Section 9.1.

“Disclosure Schedule” shall have the meaning assigned to such term in the preamble to Subsection I of Article V.

“Disqualification Event” shall have the meaning assigned to such term in Section 5.40.

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 5.33.

“DWAC Shares” means shares of Common Stock issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof, and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“Effective Date” means, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any New Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any New Registration Statement (or any post-effective amendment thereto) is declared effective by the Commission.

“Effectiveness Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Eligible Market” means the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Select Market, the NYSE American, or the NYSE Arca (or any nationally recognized successor to any of the foregoing).

“Environmental Laws” shall have the meaning assigned to such term in Section 5.18 hereof.

“ERISA” shall have the meaning assigned to such term in Section 5.24 hereof.

“ERISA Affiliate” shall have the meaning assigned to such term in Section 5.24 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Cap” shall have the meaning assigned to such term in Section 3.3(a) hereof.

“Exempt Issuance” means the issuance of (a) Common Stock, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (b) (1) any Securities issued to the Investor pursuant to this Agreement, (2) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor or any of its Affiliates at any time, or (3) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the Closing Date, provided that such securities referred to in this clause (3) have not been amended since the Closing Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (d) shares of Common Stock issued and sold by the Company in any “at the market offering” or “equity distribution program” exclusively to or through one or more registered broker-dealers pursuant to one or more written agreements between the Company and such registered broker-dealer(s) at any time on or after the date on which the Company becomes eligible to use a registration statement on Form S-3 on a primary basis pursuant to General Instruction I.B.1. or General Instruction I.B.6. of Form S-3.

“FDA” shall have the meaning assigned to such term in Section 5.37.

“FDCA” shall have the meaning assigned to such term in Section 5.37.

“Filing Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-4 Registration Statement” shall have the meaning assigned to such term in the definition of Commission Document.

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (excluding any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“GAAP” shall have the meaning assigned to such term in Section 5.6(b).

“Government Official” means any (i) employee or official of (A) a Governmental Authority, (B) instrumentality of a Governmental Authority, including any state-owned enterprise, government agency or government advisor or (C) public international organization, (ii) political party or party official, (iii) candidate for political office or (iv) any other Person acting in an official capacity on behalf of any of the foregoing.

“Government Program” means any “federal healthcare program” as defined in 42 U.S.C. §1320a-7b(f), including Medicare, Medicaid, TRICARE, the Medicare Advantage Program, Medicare Prescription Drug Benefit Programs, Maternal and Child Health Service Block Grant, Social Services Block Grant and any other similar or successor federal, state or local healthcare payment programs with or sponsored, in whole or in part, by any Governmental Authority.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, arbiter or arbitral body (public or private), regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal, or any non-governmental regulatory authority or entity or quasi-governmental authority or entity of competent jurisdiction or any similar body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any contractors of a Governmental Authority, department or agency as authorized by Law (including any Healthcare Law), and acting pursuant to the terms and conditions of any such contract.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, ruling, determination or award, in each case, entered by or with any Governmental Authority.

“Healthcare Laws” means (a) all Laws applicable to the business of the Company relating to healthcare, including, without limitation: (i) Laws relating to the licensure, certification, qualification or authority to transact business in connection with the payment for, or arrangement of, healthcare benefits, including Laws that regulate managed care, third-party payors and persons bearing the financial risk for the provision or arrangement of healthcare services; (ii) Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395lll (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396w-5 (the Medicaid statute); (iii) healthcare or insurance fraud or abuse Laws, including the following Laws: the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the Federal False Claims Act (31 U.S.C. §§ 3729-3733), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a and 1320a-7b), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.) and the Federal Health Care Fraud Law (18 U.S.C. § 1347), and the Exclusion Laws, 42 U.S.C. § 1320a 7; (iv) Laws relating to billings to insurance companies, health maintenance organizations and other managed care plans; (v) the Clinical Laboratory Improvement Amendments of 1988, 42 U.S.C. § 263a et seq.; (vi) any applicable state and federal controlled substance and drug diversion Laws, including, the Federal Controlled Substances Act, 21 U.S.C. § 801, et seq.; (vii) any state Law concerning the splitting of healthcare professional fees; (viii) Laws relating to informed consent, Healthcare Permits, the hiring of employees or acquisition of services or supplies from Persons excluded from participation in Government Programs, mandated reporting of incidents, occurrences, diseases and events and advertising or marketing of healthcare services; (ix) the United States Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (x) the Deficit Reduction Act of 2005; (xi) HIPAA (as defined below); (xii) the Patient Protection and Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152); (xiii) the Travel Act, 18 U.S.C. § 1952; (xiv) any similar state and local Laws that address the subject matter of the foregoing and (b) any and all amendments or modifications made from time to time to the items referenced in subsection (a) above.

“Healthcare Permits” means any and all licenses, permits, certifications, authorizations, approvals, registrations, accreditations, consents, qualifications, and/or any other permit or permission which are material to or legally required for the operation of the business of the Company as currently conducted or in connection with the Company’s ability to own, lease, operate or manage any of its property or the business, in each case that are issued or enforced by a Governmental Authority with jurisdiction over any Healthcare Law.

“HIPAA” means the following, as the same may be amended, modified or supplemented from time to time, any successor statute thereto, and together with any and all Laws promulgated from time to time thereunder: (i) the Health Insurance Portability and Accountability Act of 1996; (ii) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (iii) applicable state Laws regarding patient privacy and the security, use or disclosure of healthcare records.

“Indebtedness” means, with respect to any Person as of any time, without duplication, all obligations (including all obligations in respect of principal, interest, penalties, breakage costs, fees and premiums) of such Person for or in respect of: (i) indebtedness for borrowed money or indebtedness issued in substitution or exchange for borrowed money; (ii) indebtedness evidenced by any note, bond, debenture or other debt security; (iii) the deferred purchase price of property or other services (other than trade payables incurred in the ordinary course of business); (iv) any lease obligations that are capitalized or are required to be capitalized in accordance with GAAP; (v) the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against; (vi) interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made, whether periodically or upon the happening of a contingency; (vii) unfunded pension or retirement agreements, programs, policies, or other similar arrangements, including any employer portion of Taxes due in respect thereof; (viii) all “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) that the Company has elected to defer pursuant to Section 2302 of the CARES Act, (ix) all Taxes (including withholding Taxes) deferred pursuant to Internal Revenue Service Notice 2020-65 or any related or similar order or declaration from any Governmental Authority (including, without limitation, the Presidential Memorandum, dated August 8, 2020, issued by the President of the United States); (x) dividends declared but not yet paid or other distributions payable; and (xi) any obligation of the type referred to in clauses (i)-(x) of this definition of any other Person, for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations.

“Indemnifying Party” shall have the meaning assigned to such term in Section 9.2.

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Intellectual Property” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, or extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights and works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) trade secrets, know-how and confidential and proprietary information, whether or not patentable, including invention disclosures, inventions, formulae, designs, discoveries, processes, research and development information, technical information, methods, techniques, procedures, specifications, operating and maintenance manuals, methods, and engineering drawings; (e) rights in or to Software or other technology; (f) Internet domain names, social media accounts, social media handles or social media identifiers; and (g) any other intellectual or proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world.

“Investment Period” means the period commencing on the Effective Date of the Initial Registration Statement and expiring on the date this Agreement is terminated pursuant to Article VIII.

“Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Investor Expense Reimbursement” shall have the meaning assigned to such term in Section 10.1(i) hereof.

“Investor Party” shall have the meaning assigned to such term in Section 9.1.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 5.40.

“IT Systems” means any and all of the following owned, leased, licensed or used by or for, or otherwise relied on by, the Company and its Subsidiaries: information technology and computers systems, networks and infrastructure (including Software, databases, facilities and equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format.

“Knowledge” means the actual knowledge of any of the Company’s Chief Executive Office or the Company’s Finance Controller, after reasonable inquiry of all officers, directors and employees of the Company and its Subsidiaries under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Law” means any statute, law (including common law), code, act, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Lease” shall have the meaning assigned to such term in Section 5.12.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

“Licensed Intellectual Property” shall have the meaning assigned to such term in Section 5.17(a).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, easement, license, option, right of first refusal, security interest or other lien of any kind.

“LMFAO” shall have the meaning assigned to such term in the preamble of this Agreement.

“LMFAO Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of LMFAO that is material and adverse to LMFAO and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of LMFAO to perform any of its obligations under any of the Transaction Documents to which it is a party; provided, however, that no facts, circumstances, changes or effects exclusively and directly resulting from, relating to or arising out of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected LMFAO in a materially disproportionate manner as compared to other similarly situated companies; (b) changes generally affecting the industries in which LMFAO and its Subsidiaries operate, provided such changes shall not have affected LMFAO and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies; (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents on LMFAO’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; (d) changes arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof; (e) any effect of COVID-19 or any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement; (f) any action taken by the Investor with respect to the transactions contemplated by this Agreement; and (g) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected LMFAO in a materially disproportionate manner as compared to other similarly situated companies.

“LMFAO SEC Reports” shall have the meaning assigned to such term in Section 5.45(a).

“Marks” shall have the meaning assigned to such term in the definition of Intellectual Property.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party; provided, however, that no facts, circumstances, changes or effects exclusively and directly resulting from, relating to or arising out of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (b) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies; (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; (d) changes arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof; (e) any effect of COVID-19 or any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement; (f) any action taken by the Investor with respect to the transactions contemplated by this Agreement; and (g) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies.

“Material Agreements” shall have the meaning assigned to such term in Section 5.19.

“Merger” shall have the meaning assigned to such term in the recitals of this Agreement.

“Merger Agreement” shall have the meaning assigned to such term in the recitals of this Agreement.

“Merger Form 8-K” shall have the meaning assigned to such term in the definition of Commission Document.

“Merger Proxy Statement/Prospectus” shall have the meaning assigned to such term in the definition of Commission Document.

“Merger Sub” shall have the meaning assigned to such term in the recitals of this Agreement.

“Minimum Price” means $[•], representing [the Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) on [the Trading Day immediately preceding]11 the Closing Date] [the average Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) for the five (5) consecutive Trading Days ending on [the Trading Day immediately preceding]12 the Closing Date]13 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the Closing Date).14

“New Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 10.1(iv).

“OFAC” shall have the meaning assigned to such term in the definition of Sanctioned Person.

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

“Patents” shall have the meaning assigned to such term in the definition of Intellectual Property.

“PEA Period” means the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of any post-effective amendment to the Initial Registration Statement or any New Registration Statement, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following, the Effective Date of such post-effective amendment.

“Permits” shall have the meaning assigned to such term in Section 5.14.

“Permitted Liens” means (i) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens for labor, materials or supplies provided with respect to any Leased Real Property arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions for which appropriate reserves have been

[11]	Use if Agreement is signed prior to market close at 4:00 p.m., Eastern Standard Time.
[12]	Use if Agreement is signed prior to market close at 4:00 p.m., Eastern Standard Time.
[13]	Use the lower of the two.
[14]	To be edited as appropriate based on market prices as of the Closing and inserted in amendment to this Agreement signed at the Closing.

established in accordance with GAAP, (iv) restrictions, easements, covenants, conditions, rights of way and other similar matters of record affecting title to any Leased Real Property that that do not prohibit, materially interfere with or impair any of the Company’s use or occupancy of any such Leased Real Property in the operation of the business conducted thereon, (v) non-exclusive licenses of Owned Intellectual Property granted by the Company to customers in the ordinary course of business, and (vi) the Liens that would not, individually or in the aggregate, have a Material Adverse Effect.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Personal Information” means, in addition to any definition for “personal information” or any similar term (e.g., “personal data” or “personally identifiable information”) provided by applicable Law, or by the Company in any of its privacy policies, notices or Contracts, all information that directly or indirectly can be used to identify, is related to, describes, is reasonably capable of being associated with, or could reasonably be linked with, a particular individual or household.

“Prospectus” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Prospectus Supplement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registered Intellectual Property” shall have the meaning assigned to such term in Section 5.17(a).

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals of this Agreement.

“Restricted Period” shall have the meaning assigned to such term in Section 6.9.

“Restricted Person” shall have the meaning assigned to such term in Section 6.9.

“Restricted Persons” shall have the meaning assigned to such term in Section 6.9.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Sanctioned Country” means any country or region that is, or has been in the last five years, the subject or target of a comprehensive embargo under Trade Controls (including Cuba, Iran, North Korea, Sudan, Syria, Venezuela, and the Crimea region of Ukraine).

“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Trade Controls, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List and the EU Consolidated List; (ii) any entity that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any national of a Sanctioned Country.

“SeaStar Medical” shall have the meaning assigned to such term in the preamble of this Agreement.

“SeaStar Medical Financial Statements” shall have the meaning assigned to such term in Section 5.69(a).

“SeaStar Medical Holding Corporation” shall have the meaning assigned to such term in the recitals of this Agreement.

“SeaStar Medical Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of SeaStar Medical that is material and adverse to SeaStar Medical and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of SeaStar Medical to perform any of its obligations under any of the Transaction Documents to which it is a party; provided, however, that no facts, circumstances, changes or effects exclusively and directly resulting from, relating to or arising out of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected SeaStar Medical in a materially disproportionate manner as compared to other similarly situated companies; (b) changes generally affecting the industries in which SeaStar Medical and its Subsidiaries operate, provided such changes shall not have affected SeaStar Medical and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies; (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents on SeaStar Medical’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; (d) changes arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof; (e) any effect of COVID-19 or any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement; (f) any action taken by the Investor with respect to the transactions contemplated by this Agreement; and (g) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected SeaStar Medical in a materially disproportionate manner as compared to other similarly situated companies.

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

“Securities” means, collectively, the Shares and the Commitment Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the shares of Common Stock that are and/or may be purchased by the Investor under this Agreement pursuant to one or more VWAP Purchase Notices, but not including the Commitment Shares.

“Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Software” means any and all (i) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Tax Return” means any return, declaration, report, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any amendments or supplements of any of the foregoing.

“Taxes” means all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto.

“Total Commitment” shall have the meaning assigned to such term in Section 2.1.

“Trade Controls” means all U.S. and applicable non-U.S. Laws relating to (i) economic, trade, and financial sanctions, including those administered and enforced by OFAC, the U.S. Department of State and the United Nations; (ii) export, import, reexport, transfer, and retransfer controls, including those administered and enforced by the U.S. Department of Commerce Bureau of Industry and Security, U.S. Customs and Border Protection and the United Nations; (iii) anti-boycott requirements; and (iv) the prevention of money laundering.

“Trading Day” shall mean a full trading day (beginning at 9:30:01 a.m., New York City time, and ending at 4:00 p.m., New York City time) on the Trading Market or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market.

“Trading Market” means The Nasdaq Global Market (or any nationally recognized successor thereto).

“Transaction Documents” means, collectively, this Agreement, as it may be amended by the parties pursuant to Section 10.06 (and as it may be qualified by the Disclosure Schedule) and the exhibits hereto, the Registration Rights Agreement and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, which program was formerly known as CHAMPUS (Civilian Health and Medical Program of the Uniformed Services), and all Laws, rules, regulations, manuals, orders and administrative, reimbursement or other guidelines of all Governmental Authorities promulgated in connection with such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Trust Account” shall have the meaning assigned to such term in Section 5.50.

“Trust Agreement” shall have the meaning assigned to such term in Section 5.50.

“Trustee” shall have the meaning assigned to such term in Section 5.50.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line of credit” (other than with the Investor) or “at the market offering” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price.

“VWAP” means, for the Common Stock as of any Trading Day, the dollar volume-weighted average price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) during the period beginning at 9:30:01 a.m., New York City time, or such other time publicly announced by the Trading Market (or by such Eligible Market, as applicable) as the official open (or commencement) of trading on the Trading Market (or on such Eligible Market, as applicable) on such Trading Day, and ending at 4:00 p.m., New York City time, or such other time publicly announced by the Trading Market (or by such Eligible Market, as applicable) as the official close of trading on the Trading Market (or on such Eligible Market, as applicable) on such Trading Day, as reported by Bloomberg through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“VWAP Purchase” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Condition Satisfaction Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:00 a.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Exercise Date for such VWAP Purchase.

“VWAP Purchase Confirmation” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Commencement Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Exercise Date, or such other time publicly announced by the Trading Market as the official open (or commencement) of trading on the Trading Market on such Trading Day.

“VWAP Purchase Ending Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 4:00:00 p.m., New York City time, on the third (3rd) consecutive Trading Day immediately following the applicable VWAP Purchase Exercise Date, or such other time publicly announced by the Trading Market as the official close of trading on the Trading Market on such third (3rd) consecutive Trading Day immediately following the applicable VWAP Purchase Exercise Date.

“VWAP Purchase Exercise Date” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the Trading Day on which the Investor timely receives, after 4:00 p.m., New York City time, but prior to 6:30 p.m., New York City time, on such Trading Day, a valid VWAP Purchase Notice for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, such number of shares of Common Stock equal to the lowest of: (i) 100% of the average daily trading volume in the Common Stock on the Trading Market (or, in the event the Common Stock is then listed on an Eligible Market, 100% of the average daily trading volume in the Common Stock on such Eligible Market) for the five (5) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase; (ii) the product (rounded up or down to the nearest whole number) obtained by multiplying (A) the daily trading volume in the Common Stock on the Trading Market (or Eligible Market, as applicable) on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (B) 0.25; and (iii) the quotient (rounded up or down to the nearest whole number) obtained by dividing (A) $15,000,000 by (B) the VWAP on the Trading Market (or Eligible Market, as applicable) on the Trading Day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period), provided, that clause (iii)(A) hereof shall be adjusted, as of 8:30 a.m., New York City time, on the first (1st) Trading Day immediately following the last day of each fiscal quarter of the Company ending after the Closing Date (the first of which adjustments shall be made on [●], 202[●]15) to the dollar amount (rounded up or down to the nearest whole dollar) equal to the product obtained by multiplying (X) the dollar value of the average daily trading volume in the Common Stock on the Trading Market (or Eligible Market, as applicable) for all of the Trading Days included in the Company’s fiscal quarter most recently ended prior to the Trading Day on which the applicable adjustment hereunder is to be made as set forth herein, by (Y) five (5), provided, further, that in no event shall such dollar amount be lesser than $5,000,000, nor greater than $15,000,000 (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable fiscal quarter of the Company with respect to which an adjustment hereunder is to be made as set forth herein).

[15]	To be inserted by amendment to this Agreement signed at the Closing.

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 3.1, an irrevocable written notice timely delivered by the Company to the Investor on a VWAP Purchase Exercise Date directing the Investor to purchase a VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.1 as necessary to give effect to the VWAP Purchase Maximum Amount), at the applicable VWAP Purchase Price therefor in accordance with this Agreement.

“VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the purchase price per Share to be purchased by the Investor in such VWAP Purchase, which shall equal the product obtained by multiplying (i) the lowest daily VWAP during the applicable VWAP Purchase Valuation Period for such VWAP Purchase by (ii) 0.97 (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period); provided, however, that if such lowest daily VWAP during the applicable VWAP Purchase Valuation Period for such VWAP Purchase referred to in clause (i) hereof is less than $[●]16, then the purchase price per Share to be purchased by the Investor in such VWAP Purchase shall equal the product obtained by multiplying (A) $[●]17 by (B) 0.97 (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period).

“VWAP Purchase Settlement Date” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice, which number of Shares shall not exceed the applicable VWAP Purchase Maximum Amount.

“VWAP Purchase Valuation Period” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the three (3) consecutive Trading-Day Period immediately following the applicable VWAP Purchase Exercise Date for such VWAP Purchase, beginning at the VWAP Purchase Commencement Time for such VWAP Purchase and ending at the applicable VWAP Purchase Ending Time for such VWAP Purchase.

[16]	To be inserted by amendment to this Agreement signed at the Closing.
[17]	To be inserted by amendment to this Agreement signed at the Closing.

EXHIBIT A TO THE

COMMON STOCK PURCHASE AGREEMENT

[TO BE FURNISHED SEPARATELY]

A-1

EXHIBIT B TO THE

COMMON STOCK PURCHASE AGREEMENT

CERTIFICATE OF THE COMPANY

CLOSING CERTIFICATE

[●], 2022

The undersigned, the [●] of SeaStar Medical Holding Corporation, a Delaware corporation (f/k/a LMF Acquisition Opportunities, Inc., a Delaware corporation) (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of August 23, 2022 (as it may be amended at or prior to the Closing, the “Agreement”), by and among Tumim Stone Capital LLC, a Delaware limited liability company, LMF Acquisition Opportunities, Inc., a Delaware blank check company established for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, and SeaStar Medical, Inc., a Delaware corporation, and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of the Company, as amended through the date hereof, as filed with the Secretary of State of the State of Delaware. The Certificate of Incorporation of the Company has not been further amended or restated, and no document with respect to any amendment to the Certificate of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since the date shown on the face of the state certification relating to the Company’s Certificate of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

2. Attached hereto as Exhibit B is a true and complete copy of the Amended and Restated Bylaws of the Company, as amended through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the Amended and Restated Bylaws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company.

3. The Business Combination Closing occurred on [●], 2022.

4. The Board of Directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company via unanimous written consent on [●], 2022.

4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed the Transaction Documents to which the Company is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

Name:
Title:

B-1

EXHIBIT C TO THE

COMMON STOCK PURCHASE AGREEMENT

COMPLIANCE CERTIFICATE

The undersigned, the [●] of SeaStar Medical Holding Corporation, a Delaware corporation (f/k/a LMF Acquisition Opportunities, Inc., a Delaware corporation) (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of August 23, 2022 (as it may be amended at or prior to the Closing, the “Agreement”), by and among Tumim Stone Capital LLC, a Delaware limited liability company (the “Investor”), LMF Acquisition Opportunities, Inc., a Delaware blank check company established for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, and SeaStar Medical, Inc., a Delaware corporation, and hereby certifies on the date hereof that, to the best of his knowledge after reasonable investigation, on behalf of the Company (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. The undersigned is the duly appointed [●] of the Company.

2. Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article V of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

3. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company [at or prior to Commencement][on or prior to the date hereof].

4. The Shares issuable in respect of each VWAP Purchase Notice effected pursuant to the Agreement shall be delivered to the Investor electronically as DWAC Shares, and shall be freely tradable and transferable and without restriction on resale and without any stop transfer instructions maintained against such Shares. In accordance with Section 10.1(iv) of the Agreement, the Commitment Shares have been delivered to the Investor electronically as DWAC Shares, and the Commitment Shares are freely tradable and transferable and without restriction on resale and without any stop transfer instructions maintained against the Commitment Shares.

5. As of [the Commencement Date][the date hereof], the Company does not possess any material non-public information.

6. As of [the Commencement Date][the date hereof], the Company has reserved out of its authorized and unissued Common Stock, [●] shares of Common Stock solely for the purpose of effecting VWAP Purchases under the Agreement.

7. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act has been issued and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission.

The undersigned has executed this Certificate this [●] day of [●], 202[●].

By:

Name:

Title:

C-1

DISCLOSURE SCHEDULE

RELATING TO THE COMMON STOCK

PURCHASE AGREEMENT, DATED AS OF AUGUST 23, 2022 (AS MAY BE

AMENDED) BY AND AMONG LMF ACQUISITION OPPORTUNITIES, INC.,

SEASTAR MEDICAL, INC. AND TUMIM STONE CAPITAL LLC

This disclosure schedule is made and given pursuant to Subsection I of Article V of the Common Stock Purchase Agreement, dated as of August 23, 2022 (as it may be amended at or prior to the Closing, the “Agreement”), by and among Tumim Stone Capital LLC, a Delaware limited liability company, LMF Acquisition Opportunities, Inc., a Delaware blank check company established for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, and SeaStar Medical, Inc., a Delaware corporation. Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement. The numbers below correspond to the section numbers of representations and warranties in the Agreement most directly modified by the below exceptions.

FORM OF OPINION OF OUTSIDE COUNSEL TO BE DELIVERED PURSUANT TO

SECTION 7.1(v)

[Company Counsel’s Letterhead]

Capitalized terms herein not otherwise defined herein will have the meaning given to such terms in the Common Stock Purchase Agreement, dated as of August 23, 2022, by and between SeaStar Medical Holding Corporation and Tumim Stone Capital LLC (as may be amended, the “Purchase Agreement”).

1.

The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and to conduct its business as such business is presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of Florida.

2.

The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and the Registration Rights Agreement. The execution and delivery by the Company of the Purchase Agreement and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Commitment Shares and the issuance and sale of the Shares) have been duly and validly authorized by all necessary corporate action.

3.

Each of the Purchase Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.

The execution, delivery and performance by the Company of the Purchase Agreement and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Securities) do not: (i) violate the Company’s certificate of incorporation or bylaws (the “Governing Documents”); (ii) violate the General Corporation Law of the State of Delaware, or any U.S. federal or Florida state statute, rule or regulation applicable to the Company; (iii) require any consents, approvals, or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case, under the General Corporation Law of the State of Delaware or any U.S. federal or Florida state statute, rule or regulation applicable to the Company that have not been obtained or made (other than any filings required to be made by the Company after the Closing Date with the Commission in order to enable the Company to perform its obligations under the Purchase Agreement and the Registration Rights Agreement); (iv) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract; (v) create or impose a lien, charge or encumbrance on any property of the Company under the terms of any Material Contract; or (vi) result in a violation of any U.S. federal or Florida state order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected.

5.

Assuming the accuracy of the representations and warranties made by you in the Purchase Agreement, the offering, sale and issuance of the Securities by the Company to you in accordance with the terms of the Purchase Agreement is exempt from the registration requirements of the Securities Act.

6.

When issued in accordance with the Purchase Agreement, the Commitment Shares will be duly authorized and validly issued, fully paid and non-assessable, free and clear of all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances under the Company’s Governing Documents, the General Corporation Law of the State of Delaware or any Material Contract. When issued and paid for in accordance with the Purchase Agreement, the Shares will be duly authorized and validly issued, fully paid and non-assessable, free and clear of all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances under the Company’s Governing Documents, the General Corporation Law of the State of Delaware or any Material Contract.

7.

The execution and delivery of the Purchase Agreement and the Registration Rights Agreement by the Company do not, and the performance by the Company of its obligations thereunder shall not, give rise to any rights of any other person that exist and are in effect as of the date of the Closing, for the registration under the Securities Act of any shares of Common Stock or other securities of the Company which have not been waived.

8.

We are not representing the Company in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Purchase Agreement or the Registration Rights Agreement.

9.

The Company is not, and after giving effect to the issuance of the Commitment Shares and the issuance and sale of the Shares under the Purchase Agreement and the application of the proceeds therefrom as described in the Commission Documents, will not be, an “investment company,” as that term is defined in the Investment Company Act of 1940, as amended.

FORM OF OPINION OF OUTSIDE COUNSEL TO BE DELIVERED ON THE

COMMENCEMENT DATE PURSUANT TO SECTION 7.2(xvi) AND FORM OF

“BRING DOWN OPINION” TO BE DELIVERED PURSUANT TO SECTION 6.15

[Company Counsel’s Letterhead]

Capitalized terms herein not otherwise defined herein will have the meaning given to such terms in the Common Stock Purchase Agreement, dated as of August 23, 2022, by and between SeaStar Medical Holding Corporation and Tumim Stone Capital LLC (as may be amended, the “Purchase Agreement”).

1.

The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to our knowledge, threatened by the Commission. The Prospectus has been filed in the manner and within the time period required by Rule 424(b) under the Securities Act.

2.

We have reviewed the statements under Item 14 of the Registration Statement and under the caption “Description of Capital Stock” included in the Prospectus and, insofar as such statements constitute summaries of the legal matters, agreements, documents or proceedings referred to therein, fairly summarize, in all material respects, the matters referred to therein.

3.	No facts have come to our attention that cause us to believe that any of the opinions expressed in our opinion letter to you dated [●], 202[●] are not true and correct as of the date hereof.

[THE FOLLOWING MAY BE MADE IN A SEPARATE NEGATIVE ASSURANCES LETTER]

We confirm to you, on the basis of the information we gained in the course of performing the services referred to above, that (a) the Registration Statement, as of its effective date, and the Prospectus,18 as of its date and as of the date hereof (except in each case as to the financial statements, schedules and other financial and accounting data, as to which we make no comment), appeared or appears on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and Form S-1, and (b) each of the documents incorporated by reference in the Registration Statement and the Prospectus (except as to the financial statements, schedules and other financial and accounting data, as to which we make no comment), at the time such document was filed with the SEC, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act.

[18]	Registration Statement and Prospectus should be defined to include all documents and information set forth or incorporated by reference therein.

Furthermore, nothing came to our attention that caused us to believe that (i) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that we do not express any belief with respect to the financial statements, schedules, notes, other financial and accounting information derived therefrom, contained in the Registration Statement or the Prospectus, as the case may be.